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Pursuant to Rule 424(b)(5)
Registration No. 333-130128

PROSPECTUS SUPPLEMENT
 (To Prospectus dated December 16, 2005)

6,000,000 shares

Common Stock

We are offering 6,000,000 shares of our common stock.

Our common stock is listed on The Nasdaq Global Market under the symbol "DCGN." The last reported sale price of our common stock on July 13, 2006 was $5.68 per share.

Lehman Brothers Inc. has agreed to act as lead placement agent and Thomas Weisel Partners LLC has agreed to act as placement agent for the sale of 6,000,000 shares of our common stock. The placement agents are not required to sell any specific number or dollar amount of shares of our common stock, but will use their best efforts to arrange for the sale of all of the shares of common stock offered.

Investing in our common stock involves risks. See "Risk Factors" beginning on page S-5 of this prospectus supplement.

	Per Share	Total
Offering price	$5.00	$30,000,000
Placement agent fee	$0.30	$1,800,000
Proceeds, before expenses, to deCODE genetics, Inc.	$4.70	$28,200,000

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Delivery of the shares to purchasers will be made on or about July 18, 2006.

Lead Placement Agent

LEHMAN BROTHERS

Thomas Weisel Partners LLC

July 14, 2006

Prospectus Supplement

Prospectus

        You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not, and the placement agents have not, authorized anyone else to provide you with information that is different. We are only offering the securities in jurisdictions where it is legal to offer and sell them. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the cover page of the documents. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in this prospectus supplement or the accompanying prospectus) the statement in the document having the later date modifies or supersedes the earlier statement.

        All references in this prospectus supplement to "deCODE," "the Company," "we," "us" and "our" refer to deCODE genetics, Inc., a Delaware company; deCODE genetics, Inc.'s wholly-owned subsidiary, Islensk erfdagreining ehf., an Icelandic company registered in Reykjavik, and its subsidiaries; and deCODE genetics, Inc.'s wholly-owned subsidiary, Medichem Life Sciences, Inc. and its subsidiaries, including deCODE chemistry, Inc. and deCODE biostructures, Inc.

(i)

PROSPECTUS SUMMARY

        This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. This summary does not contain all the information that you should consider before deciding to invest in our common stock. We urge you to read this entire prospectus supplement and the accompanying prospectus carefully, including the risk factors in the accompanying prospectus and in the documents identified under "Incorporation of Certain Documents By Reference" in the accompanying prospectus.

deCODE genetics, Inc.

        Headquartered in Reykjavik, Iceland, deCODE is a biopharmaceutical company applying its discoveries in human genetics to develop drugs for common diseases. Our population approach and resources enable us to isolate genes and drug targets directly involved in the development of many of the diseases which are the biggest challenges to public health. We are turning these discoveries into a growing pipeline of therapeutics aimed at combating the causes of disease, not just the signs and symptoms. As these diseases are common and current therapies are of limited effectiveness, we believe that our strategy represents a significant opportunity to create better medicine with major potential in the global marketplace.

        We believe that deCODE's advantage derives from our population approach to human genetics and the ability to apply this approach across the drug development process. In Iceland, we have comprehensive population resources that enable our scientists to efficiently conduct genome- and population-wide scans to identify key genes and gene variants contributing to common diseases. The proteins encoded by these genes, and other proteins with which they interact in the disease pathway, offer drug targets that we believe are directly involved in the onset and progression of disease. Small-molecule drugs that target these proteins may therefore represent a direct means of modulating the onset or progression of the disease.

        Through our medicinal chemistry and structural biology subsidiaries based in the United States, we are able to discover novel small-molecule therapeutic compounds, take candidate compounds through pre-clinical testing, and manufacture sufficient quantities for early-stage clinical trials. Our product development group designs and implements our clinical development programs. By leveraging the capabilities of Encode ehf., our wholly-owned clinical research organization in Reykjavik, and our expertise in genetics and drug and disease modeling, we are able to make the drug development process a more efficient and sensitive means of testing and optimizing the therapeutic and commercial potential of new drugs. In certain programs we have also taken advantage of the fact that drug targets we have identified through our genetics research have already been targeted by other companies to develop compounds for other indications. By licensing these compounds or entering into co-development arrangements, we have been able to bypass several years of drug discovery and development and enter directly into Phase II clinical trials.

        At mid-year 2006, we had five lead drug discovery and development programs, including three compounds in clinical trials. The most advanced of these programs are in heart attack, peripheral artery disease (PAD), and asthma. We have successfully completed a series of Phase II clinical trials in Iceland for DG031, a compound we licensed from Bayer HealthCare AG that we are developing for the prevention of heart attack. Under a Special Protocol Assessment with the FDA, we have finalized the protocol for a Phase III outcome trial for DG031. The trial will focus on those patients at highest identifiable risk through the pathway targeted by DG031, namely African American patients who carry the HapK variant of the gene encoding leukotriene A4 hydrolase (LTA4H). We began enrolling patients for the Phase III trial in May of this year. In early 2006, we concluded the Phase I clinical program for DG041, our compound for PAD, a form of atherosclerosis that constricts blood flow to the legs and arms. This program showed DG041 to be well-tolerated and to effectively inhibit platelet aggregation without increasing bleeding time, and we began enrolling patients for a Phase II clinical trial in June of this year. In asthma, we have completed a Phase IIa trial in collaboration with Cephalon Inc. for CEP1347, a compound that targets a gene we isolated that plays an important role in a biological pathway involved in the development of asthma. The trial data indicated that CEP1347 can positively affect this pathway in a safe and well-tolerated manner. Cephalon is currently reviewing the data in order to determine whether to proceed with additional trials. In June 2006, we filed an Investigational New Drug application (IND) for DG051, our follow-on compound for the prevention of heart attack. We are also developing a novel compound for the treatment of pain.

        We are also applying our findings to create DNA-based diagnostics. Because such tests analyze the same links between genetic variation and disease that we have used to identify drug targets, they can be employed as an aid in developing more effective disease prevention strategies by helping individuals to better understand their inherited risk of a given condition, as well as to identify patients likely to respond well to a given drug.

        deCODE also leverages its capabilities to provide services to fee-paying customers enabling them to take advantage of deCODE's capabilities. Our services and products include medicinal chemistry, structural biology, clinical trials, genotyping, and instruments and software. Revenue from these activities helps to support our drug discovery and development infrastructure, and conserve our cash resources for use in our proprietary therapeutics programs

        deCODE, is a Delaware corporation, incorporated in 1996. Our principal executive offices are located at Sturlugata 8, Reykjavik, Iceland. Our telephone number is +354-570-1900 and our website address is www.decode.com. We make available free of charge through the Investor Relations section of our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the Securities and Exchange Commission, or the SEC. We include our website address in this prospectus only as an inactive textual reference and do not intend it to be an active link to our website. You may read and copy materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. You may get information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains on internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov.

The Offering

Common stock offered by us	6,000,000 shares
Common stock to be outstanding after this offering	61,488,516 shares
Use of proceeds
We intend to use the proceeds of this offering for our operations, including but not limited to, clinical trials and genotyping. We may also use the proceeds for research and development, working capital and general corporate purposes.
The Nasdaq Global Market symbol	DCGN
Risk Factors	See "Risk Factors" beginning on Page S-5 of this prospectus supplement.
U.S. Federal Tax Considerations for Non-U.S. Residents
Non-U.S. residents may be subject to U.S. federal income and withholding taxes, information reporting and backup withholding in connection with the acquisition, ownership and disposition of our common stock. Non-U.S. residents should consult their own financial and legal advisors with regard to such matters.

        The number of shares of our common stock to be outstanding after the offering is based on 55,488,516 shares of common stock outstanding as of March 31, 2006 and does not include:

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  4,802,058 shares of common stock issuable upon exercise of options outstanding as of March 31, 2006 at a weighted average exercise price of $8.43 per share;

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  444,575 shares of common stock reserved for grants under equity incentive plans as of March 31, 2006; and

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  2,385,022 shares of common stock issuable upon exercise of warrants outstanding as of March 31, 2006 at a weighted exercise price of $18.89; and

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  10,714,286 shares issuable upon conversion of convertible notes outstanding as of March 31, 2006 at an exercise price of $14 per share.

Summary Consolidated Financial Data

        The following selected consolidated financial data should be read in conjunction with our consolidated financial statements and the notes to those statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the year ended December 31, 2005 and incorporated herein by reference. The following data with regard to the consolidated statements of operations for the years ending December 31, 2005 and 2004 and the consolidated balance sheet at December 31, 2005 have been derived from consolidated financial statements audited by Deloitte & Touche LLP, an independent registered public accounting firm. The following data with regard to the consolidated statement of operations for the year ended December 31, 2003 has been derived from consolidated financial statements audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm. The following data with regard to the consolidated statement of operations for the three months ended March 31, 2006 is unaudited.

Statement of Operations Data

	Three Months Ended March 31,	Years Ended December 31,
	2006	2005	2004	2003
	(In thousands, except per share amounts)
Revenue	$10,133	$43,955	$42,127	$46,811
Operating expenses:
Cost of revenue, including collaborative programs.	10,477	37,263	43,407	45,870
Research and development—proprietary programs	14,890	43,748	24,942	17,596
Selling, general and administrative	5,267	20,118	20,187	17,178
Impairment, employee termination benefits and other charges	—	—	—	951

Total operating expenses	30,634	101,129	88,536	81,595

Operating loss	(20,501)	(57,174)	(46,409)	(34,784)
Interest income	1,712	6,397	2,903	1,151
Interest expense	(1,716)	(7,484)	(8,983)	(3,478)
Other non-operating income and (expense), net	232	(4,489)	(4,766)	1,988

Net loss	$(20,273)	$(62,750)	$(57,255)	$(35,123)

Basic and diluted net loss per share	$(0.37)	$(1.17)	$(1.07)	$(0.68)
Shares used in computing basic and diluted net loss per share	54,601	53,824	53,423	51,508

Balance Sheet Data

	As of March 31, 2006
	Actual	As Adjusted(1)
	(In thousands, except share amounts)
Cash, cash equivalents and investments	$140,296	$168,099
Total assets	$198,662	$226,465
Total stockholders' (deficit) equity	$(21,809)	$5,994
Total capitalization	$134,868	$162,671

(1)
Adjusted to reflect the proceeds of this offering net of placement fees and other expenses of the offering.

RISK FACTORS

        Investing in our securities involves a high degree of risk. You should carefully consider the risks described below before purchasing our securities. The risks described below are not the only ones facing our company. Additional risks not presently known to us, or that we currently believe are immaterial, may also impair our business. Our business could be harmed by any of these risks. As a result, the trading price of our securities could decline, and you might lose all or part of your investment. In assessing these risks, you should also refer to the other information contained in or incorporated by reference into the accompanying prospectus and this prospectus supplement.

Risks Related to Our Development of DG031

The Phase III clinical trial for DG031 will require the recruitment of patients based on ethnicity and haplotype status; if recruitment rates are lower than we expect, the trial may be delayed and our commercial prospects may be hurt.

        In our Phase III clinical trial for DG031, we are testing the hypothesis whether African American patients who (a) carry the HapK haplotype in LTA4H and (b) have experienced a hospitalization and/or admission for procedures and testing for unstable angina or myocardial infarction will experience reduced rates of acute cardiovascular events when treated with DG031, as compared to placebo on top of concomitantly administered standard of care. In order to recruit a sufficient number of patients to obtain statistically significant evidence for the efficacy of DG031, we will require the participation of a large number of African American patients willing to be tested for haplotype status and to participate in the clinical trial for at least 12 months. Many factors outside our control may reduce the willingness of patients to be tested and participate in the clinical trial. If we fail to recruit a sufficient number of patients in a timely manner, the trial may be delayed or we may fail to show the efficacy of the drug. This may delay or prevent the marketing approval of DG031, which could adversely impact our financial results and commercial prospects.

We have only indirect evidence from biomarkers studies about the effectiveness of DG031 and this data may not be validated in the Phase III clinical trial.

        The data collected during the Phase I and Phase II clinical trials for DG031, which is the basis for our continuing development of this drug, does not provide evidence of whether DG031 will prove to be an effective treatment to reduce the rate of acute cardiovascular events in the prospective treatment population. In order to prove or disprove the validity of our assumption about the efficacy of DG031, we must conduct the Phase III trial, which will be of at least 36 months duration from the recruitment of the first patient, although the time may vary due to unforeseen circumstances. Various factors that we do or do not control may cause the trial to be lengthier or costlier than anticipated. Until data from the trial can be collected and analyzed we will not know whether DG031 is an effective treatment, and regulatory review by the United States Food and Drug Administration (FDA) will ultimately determine whether the drug gains marketing approval. The outcome of this process is uncertain and delays or failure to gain market approval could adversely impact our financial results and commercial prospects. Furthermore, even if the drug is approved for African American patients, there can be no assurance that it will ever be approved for a broader population.

Our patent protection for DG031 may provide marketing exclusivity for only a limited term.

        The patents we licensed from Bayer for DG031 expire in 2009 and 2012. While we will seek to obtain one or more use patents protecting our proprietary rights to specific uses of this compound for a longer period, we cannot be certain that we will obtain such patents or that they will adequately protect us. In addition, although we may seek to extend the term of one of the patents we licensed from Bayer and to obtain marketing exclusivity under the Hatch-Waxman Act and equivalent foreign statutes, we cannot be certain that we will be successful. Expiration of the patent(s) prior to regulatory approval may affect our ability to gain the full benefit of such possible term extension/marketing exclusivity. Further, even if regulatory approval is received before patent expiration, the United States Patent and Trademark Office (USPTO) and/or FDA may not rule on our application for term extension in a timely manner. If we cannot obtain new patents or fully extend the term of patent protection under one of the patents we licensed from Bayer, the amount of revenues that we will be able to derive from an approved product based on these patents may be adversely affected.

Risks Related to Our Business

We may not successfully develop or derive revenues from any products.

        We use our technology and research capabilities to identify genes and gene variations that contribute to certain diseases and then develop small molecule drugs that target proteins produced by these genes. Although we have identified genes that we believe are likely to cause certain diseases, we may not be correct and may not be successful in identifying any other similar genes or in developing drugs based on these discoveries. Many experts believe that some of the diseases we are targeting are caused by both genetic and environmental factors. Even if we identify specific genes that are partly responsible for causing diseases, any therapeutic or diagnostic products we develop as a result of our genetic work may not detect, prevent, treat or cure a particular disease. Any pharmaceutical or diagnostic products that we or our collaborators are able to develop will fail to produce revenues unless we:

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  establish that they are safe and effective;

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  successfully compete with other technologies and products;

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  ensure that they do not infringe on the proprietary rights of others;

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  establish that they can be manufactured in sufficient quantities at reasonable costs;

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  obtain and maintain regulatory approvals for them; and

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  can market them successfully.

        We may not be able to meet these conditions. We expect that it will be years, if ever, before we will recognize significant revenue from the development of therapeutic or diagnostic products.

If we continue to incur operating losses longer than anticipated, or in amounts greater than anticipated, we may be unable to continue our operations.

        We incurred a net loss of $20.3 million and $16.9 million for the three months ended March 31, 2006 and 2005, respectively, and $62.8 million for the year ended December 31, 2005, and had an accumulated deficit of $470 million at March 31, 2006. We have never generated a profit and we have not generated revenues except for payments received in connection with our research and development collaborations with Roche, Merck and others, from contract services, from sales of Emerald BioSystems products and instruments, and under grants. Our research and development expenditures and general and administrative costs have exceeded our revenue to date, and we expect to spend significant additional amounts to fund research and development in order to enhance our core technologies and undertake product development (including drug development and related clinical trials). We do not expect to receive royalties or other revenues from commercial sales of products developed using our technology in the near term. It may be several years before product revenues materialize, if they do at all. As a result, we expect to incur net losses for several years. If the time required to generate product revenues and achieve profitability is longer than we currently anticipate, or if the level of losses is greater than we currently anticipate, we may not be able to continue our operations.

If our assumption about the role of genes in disease is wrong, we may not be able to develop useful products.

        The products we hope to develop involve new and unproven approaches. They are based on the assumption that information about genes may help scientists to better understand complex disease processes. Scientists generally have a limited understanding of the role of genes in diseases, and few products based on gene discoveries have been developed. Of the products that exist, all are diagnostic products. To date, we know of no therapeutic products based on disease-gene discoveries. If our assumption about the role of genes in the disease process is wrong, our gene discovery programs may not result in products.

In order to conduct clinical trials and to market our drugs, we will have to develop methods to produce these drugs using clinically approved methods and at commercially viable rates.

        In order to conduct clinical trials, we may need to contract with third parties in order to obtain sufficient amounts of our drugs. These contractors need to implement the necessary technology and obtain the necessary ingredients in order to produce the drugs to exacting standards set by us and the regulatory bodies. This is an uncertain and time consuming process, and any disruption in it may delay or harm our ability to continue clinical development. For drugs which have reached the last stage of clinical trials, we will have to develop methods to scale up the production of the drug at commercially viable rates, securing both a contractor or partner with the ability to implement this process and obtain a secure and economical supply of the necessary ingredients. If we are not able to scale the process in a timely manner or do not have the ability to produce the drug economically, we may not have the ability to enter the market with a viable product. This would harm our financial and commercial prospects.

Clinical trials required for our product candidates or the products of our customers and partners are expensive and time-consuming, their outcome is uncertain and we may not achieve our projected development goals in the timeframes we have announced and expect.

        Before obtaining regulatory approvals for the commercial sale of any of our products under development, we must demonstrate through pre-clinical studies and clinical trials that the product is safe and effective for use in each target indication. Pre-clinical testing and clinical development are long, expensive and uncertain processes. It may take several years to complete testing for a product and failure can occur at any stage of testing. The length of time necessary to complete clinical trials varies significantly and may be difficult to predict. Factors that can cause delay or termination of our clinical trials include:

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  slower than expected patient enrollment due to the nature of the protocol, the proximity of patients to clinical sites, the eligibility criteria for the study, competition with clinical trials for other drug candidates or other factors;

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  lower than expected retention rates of patients in a clinical trial;

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  delayed approval of study protocol and pharmacogenomic components of studies by regulatory agencies in different countries, some of which are still developing policies with respect to pharmacogenomic testing;

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  inadequately trained or insufficient personnel at the study site to assist in overseeing and monitoring clinical trials;

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  delays in approvals or failure to obtain approval from the pertinent review boards or regulatory authorities;

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  longer treatment time required to demonstrate effectiveness or determine the appropriate product dose;

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  lack of sufficient supply of the product candidate;

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  adverse medical events or side effects in treated patients;

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  lack of effectiveness of the product candidate being tested; and

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  regulatory changes.

        Even if we obtain positive results from pre-clinical or clinical trials for a particular product, we may not achieve the same success in future trials of that product. In addition, some or all of the clinical trials we undertake may not demonstrate sufficient safety and efficacy to obtain the requisite regulatory approvals, which could prevent the creation of marketable products. Our product development costs will increase if we have delays in testing or approvals, if we need to perform more or larger clinical trials than planned, or if our trials are not successful. Delays in our clinical trials may harm our financial results and the commercial prospects for our products. Delays or termination of clinical trials that we conduct for our partners or customers may also harm our financial results as payments under these contracts may be delayed, reduced or curtailed.

Co-development of therapeutic and diagnostic products may be required, and delays in the development and approval of a commercially available diagnostic may delay drug approval or impede market acceptance of the therapeutic product.

        The use of some of our therapeutic products may be dependent upon the selection of patients using both clinical and genetic markers. This may require co-development and clinical testing of the therapeutic drug and a related diagnostic product. In the United States, drug approval could be delayed until we successfully obtain FDA approval of the related diagnostic product. In addition, if the diagnostic test cannot be performed on a commercially viable basis, it may impede market acceptance of our approved therapeutic products. To successfully co-develop and market a drug and diagnostic we may also need to establish and maintain successful partnerships with manufacturing and marketing partners for diagnostic products. If necessary partnerships cannot be established or maintained, the development of our therapeutics and/or diagnostics may be delayed or may fail.

If we are not able to obtain sufficient additional funding to meet our capital requirements, we may be forced to reduce or terminate our research and product development programs.

        We have spent substantial amounts of cash to fund our research and development activities and expect to continue to spend substantial amounts for these activities over the next several years. We expect to use cash to collect, generate and analyze genotypic and disease data from volunteers in our disease-gene research programs; to conduct drug discovery and development activities (including clinical trials); and to continue other research and development activities. Many factors will influence our future capital needs, including:

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  the number, breadth and progress of our discovery and research programs;

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  our ability to attract customers;

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  our ability to commercialize our discoveries and the resources we devote to commercialization;

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  the amount we spend to enforce patent claims and other intellectual property rights; and

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  the costs and timing of regulatory approvals.

        We have relied on, and may continue to rely on, revenues generated by our corporate alliances and fee-paying customers for significant funding of our research efforts. Historically, a substantial portion of our revenue has been derived from contracts with a limited number of significant customers. Our largest partner, Roche, accounted for approximately 26% and 29% of our consolidated revenue in the three months ended March 31, 2006 and 2005, respectively. Revenue under our alliances with

Merck accounted for approximately 0% and 21% of our consolidated revenue in the three months ended March 31, 2006 and 2005, respectively. During the three months ended March 31, 2006 and 2005, divisions of the United States National Institutes of Health (NIH) represented 22% and 9% of our consolidated revenue, respectively. Work under our agreement with Merck aimed at developing new treatments for obesity and our 2002 collaboration agreement with Roche has been substantially completed, and this may significantly lower our revenues and affect the resources available to support our drug discovery programs, which will increase our need for additional funding.

        In addition, we may seek additional funding through public or private equity offerings and debt financings. We may not be able to obtain additional financing when we need it or the financing may not be on terms favorable to us or our stockholders. Stockholders' ownership will be diluted if we raise additional capital by issuing equity securities.

        If we raise additional funds through collaborations and licensing arrangements, we may have to relinquish rights to some of our technologies or product candidates, or grant licenses on unfavorable terms. If adequate funds are not available, we would have to scale back or terminate our discovery and research programs and product development.

The commercial success of any products that we may develop will depend upon the degree of market acceptance among physicians, patients, healthcare payors and the medical community.

        Any products that we may develop may not gain market acceptance among physicians, patients, healthcare payors and the medical community. If these products do not achieve an adequate level of acceptance, we may not generate material product revenues and we may not become profitable. The degree of market acceptance of any of our product candidates, if approved for commercial sale, will depend on a number of factors, including:

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  demonstration of efficacy and safety in clinical trials;

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  the prevalence and severity of any side effects;

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  potential or perceived advantages over alternative treatments;

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  the timing of market entry relative to competitive treatments;

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  the ability to offer our product candidates for sale at competitive prices;

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  relative convenience and ease of administration;

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  the strength of marketing and distribution support;

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  sufficient third party coverage or reimbursement; and

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  the product labeling or product insert required by the FDA or regulatory authorities in other countries.

If we cannot successfully develop a marketing and sales force or maintain suitable arrangements with third parties to market and sell our products, our ability to deliver products may be impaired.

        We currently have no experience in marketing or selling pharmaceutical products. In order to achieve commercial success for any approved product, we must either develop a marketing and sales force, which will require substantial additional funds and personnel, or, where appropriate or permissible, enter into arrangements with third parties to market and sell our products. We might not be successful in developing marketing and sales capabilities. Further, we may not be able to enter into marketing and sales agreements with others on acceptable terms, and any such arrangements, if entered into, may be terminated. If we develop our own marketing and sales capability, it will compete with other companies that currently have experienced, well-funded and larger marketing and sales operations. To the extent that we enter into co-promotion or other sales and marketing arrangements with other companies, revenues will depend on the efforts of others, which may not be successful.

If we cannot successfully form and maintain suitable arrangements with third parties for the manufacturing of the products we may develop, our ability to develop or deliver products may be impaired.

        We have no experience in manufacturing products for commercial purposes and do not have manufacturing facilities that can produce sufficient quantities of drugs for large scale clinical trials. Accordingly, we must either develop such facilities, which will require substantial additional funds, or rely on contract manufacturers for the production of products for development and commercial purposes. In order to conduct our Phase III clinical trial of DG031, we will have to contract with third parties to manufacture a sufficient supply of the drug for the trial and to produce tablets containing DG031 in amounts sufficient for the clinical trial. While we have signed contracts with suppliers for the production of DG031 material and tablets for the launch of our Phase III clinical trial and have received sufficient materials to initiate the trial, we may fail to secure sufficient supply of the drug in a timely manner over the duration of the trial.

        The manufacture of our products for clinical trials and commercial purposes is subject to Good Manufacturing Practices (cGMP) regulations promulgated by the FDA. The manufacture of diagnostic products is subject to the FDA's quality system requirements (QSR). In the event that we are unable to develop satisfactory manufacturing facilities or obtain or retain third party manufacturing for our products, we will not be able to commercialize such products as planned. We may not be able to enter into agreements for the manufacture of future products with manufacturers whose facilities and procedures comply with cGMP, QSR and other regulatory requirements. Our current dependence upon others for the manufacture of our products may adversely affect our ability to develop and deliver such products on a timely and competitive basis and, in the longer term, the profit margin, if any, on the sale of future products and our ability to develop and deliver such products on a timely and competitive basis.

Our reliance on the Icelandic population may limit the applicability of our discoveries to certain populations.

        The genetic make-up and prevalence of disease generally varies across populations around the world. Common complex diseases generally occur with a similar frequency in Iceland and other European populations. However, the populations of other nations may be genetically predisposed to certain diseases because of mutations not present in the Icelandic population. As a result, we and our partners may be unable to develop diagnostic and therapeutic products that are effective on all or a portion of people with such diseases. For our business to succeed, we must be able to apply discoveries that we make on the basis of the Icelandic population to other markets.

If a substantial portion of participants in our genetics research studies withdraw their informed consent, our ongoing research may suffer.

        We depend on the willingness of Icelandic volunteers to participate in our genetics research studies. All of the participants in our genetic studies have signed an informed consent form, which gives deCODE permission to process data and blood samples that the participant has donated for research purposes. Participants may at any time revoke this permission by withdrawing their consent. If, for any reason, a substantial portion of participants in our studies were to withdraw their consent, we would not be able to continue population genetic research in some or all of the diseases that we are studying. This would diminish our ability to discover new drug targets and to develop products based on these discoveries. If our ability to use population genetic data is impaired, we also may not be able to fulfill some contractual obligations with our partners.

If we fail to protect confidential data adequately, we could incur a liability.

        Under laws and regulations in force in Iceland, including applicable European laws, directives and regulations, all information on individuals that is used in our population research is anonymized under the protocols and supervision of the Data Protection Authority of Iceland. If we fail to comply with these laws and regulations, we could lose public support for participation in our research and we could be liable to legal action. Any failure to comply fully with all confidentiality requirements could lead to liability for damages incurred by individuals whose privacy is violated, the loss of our customers and reputation and the loss of the goodwill and participation of the Icelandic population, including healthcare professionals. These eventualities could materially adversely affect our work in Iceland.

Some parts of our product development services create a risk of liability from clinical trial participants and the parties with whom we contract.

        Through our wholly owned subsidiary Encode ehf., we conduct clinical trials of products we are developing and contract with drug companies and clinical research organizations to perform a wide range of services to assist them in bringing new drugs to market. Our services include:

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  supervising clinical trials;

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  data and laboratory analysis;

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  patient recruitment; and

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  acting as investigators in conducting clinical trials.

        If, in the course of these trials or activities,

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  we do not perform our services to contractual or regulatory standards;

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  we fail to obtain permission to conduct trials from the appropriate authorities in Iceland;

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  patients or volunteers suffer personal injury caused by or death from adverse reactions to the test drugs or otherwise;

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  there are deficiencies in the professional conduct of the investigators with whom we contract;

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  our laboratories inaccurately report or fail to report lab results; or

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  our informatics products violate rights of third parties,

then we could be held liable for these eventualities by the regulatory agencies or the drug companies and clinical research organizations with whom we contract or by study participants. We maintain product liability insurance for claims arising from the use of products we are developing in clinical trials conducted by Encode and are covered by the product liability insurance of the drug companies and clinical research organizations for whom we provide clinical trial services for claims arising from the use of their products in such trials. Such insurance may be inadequate and in any event would not cover the risk of a customer deciding not to do business with us as a result of poor performance or claims for a customer's financial loss as the result of our failure to perform our contractual obligations properly.

Use of therapeutic or diagnostic products developed as a result of our programs may result in product liability claims for which we have inadequate insurance.

        The users of any therapeutic or diagnostic products developed by us or our collaborators as a result of our discovery or research programs (including participants in our clinical trials) may bring product liability claims against us. Except as described above with respect to clinical trials conducted by Encode, we currently do not carry liability insurance to cover such claims (although we expect to obtain such insurance for our Phase III trial of DG031). We are not certain that we or our collaborators will be able to obtain such insurance or, if obtained, that sufficient coverage can be acquired at a reasonable cost. If we cannot protect against potential liability claims, we or our collaborators may find it difficult or impossible to commercialize products.

Our fee-for-service work bears certain risks of liability to our customers.

        Our subsidiaries, deCODE chemistry, Inc., deCODE biostructures, Inc., and Emerald Biosystems, Inc., provide services, equipment and products (including software) for third party customers who pay us on a fee-for-service or product basis. In this function, we often synthesize compounds, manufacture Active Pharmaceutical Ingredient material and provide recommendations for research direction for our customers. We also provide contract research services in X-ray crystallographic structure determination of protein-ligand complexes for customers, and often recommend targets to customers based on these determinations. In addition, we sell instruments and software to these customers.

        We may be liable to our customers for damages if we perform such services negligently or with willful misconduct, or if we provide customers with defective products, equipment or software. We also may be held liable for failure to meet specifications or failure to comply with other contractual conditions. While our agreements with customers limit our liability and while we carry general commercial liability insurance, such contractual limitations may not be effective in the event of our material breach of the agreements, gross negligence, or willful misconduct and such insurance may not be adequate. We also supply compounds for clinical trials conducted by our customers. In doing so, we may provide materials requiring certification of compliance with cGMP regulations applicable to production of such materials. If we are found not to have complied with such requirements, we may incur liabilities related to such failures. If participants in these trials suffer personal injury or death from adverse reactions to the test drugs, we could be held liable to our customers or the participants. We maintain product liability insurance for claims arising from the use of products we supply. However, such insurance may be inadequate. Failure to perform to customer expectation also may limit future business from our existing customers, or could result in the holdback of certain payments due to us. We integrate software and products purchased or licensed from third parties suppliers into certain of our products, equipment and software sold to our customers. While we evaluate such items for defects and possible intellectual property infringement issues, and attempt to obtain contractual protections from suppliers, in the event any such items purchased or licensed from suppliers are defective or violate intellectual property rights of third parties, we may not be able to fully recover any of our damages or our customers' damages from suppliers of such items.

        Our facilities where work for customers is conducted are subject to audits by the FDA and by customers. In the event we are found in non-compliance by the FDA, there is a risk that such facility may be subject to corrective measures up to and including the closure of the facility. Such closure would have impact on our ability to meet customer obligations as well as obligations relating to our internal programs. Customer audits may lead to disputes regarding compliance with contractual terms, which could lead to potential disputes and/or liabilities as described above.

        In addition, we typically have the obligation to maintain the confidentiality of proprietary information of our customers. While we have systems in place to ensure that such confidentiality is protected, we do conduct work on our internal projects at the same facilities where we work for our customers; therefore, there is an increased risk that customers may claim that we have violated our confidentiality obligations or used their proprietary information in our proprietary projects.

Increased leverage as a result of our convertible debt may harm our financial condition and results of operations.

        On March 31, 2006, we had $158.1 million of outstanding debt as reflected in our balance sheet. We may incur additional indebtedness in the future and our outstanding 3.5% Senior Convertible Notes (the "Notes") do not restrict our future issuance of indebtedness. Our level of indebtedness will have several important effects on our future operations, including, without limitation:

  •
  a portion of our cash flow from operations will be dedicated to the payment of any interest required with respect to outstanding indebtedness;

  •
  increases in our outstanding indebtedness and leverage will increase our vulnerability to adverse changes in general economic and industry conditions, as well as to competitive pressure; and

  •
  depending on the levels of our outstanding debt, our ability to obtain additional financing for working capital, capital expenditures, general corporate and other purposes may be limited.

        Our ability to make payments of principal and interest on our indebtedness depends upon our future performance, which will be subject to the success of our development and commercialization of new pharmaceutical products, general economic conditions, industry cycles and financial, business and other factors affecting our operations, many of which are beyond our control. If we are not able to generate sufficient cash flow from operations in the future to service our debt, we may be required, among other things:

  •
  to seek additional financing in the debt or equity markets;

  •
  to refinance or restructure all or a portion of our indebtedness, including the Notes;

  •
  to sell selected assets; or

  •
  to reduce or delay expenditures on planned activities, including but not limited to clinical trials, and development and commercialization activities.

        Such measures might not be sufficient to enable us to service our debt. In addition, any such financing, refinancing or sale of assets might not be available on economically favorable terms.

We may be unable to hire and retain the key personnel upon whom our success depends.

        We depend on the principal members of our management and scientific staff, including Dr. Kari Stefansson, Chairman, President and Chief Executive Officer. We have not entered into agreements with any of these people that bind them to a specific period of employment. If any of these people leave, our ability to conduct our operations may be negatively affected. Our future success also will depend in part on our ability to attract, hire and retain additional personnel. There is intense competition for such qualified personnel and we cannot be certain that we will be able to continue to attract and retain such personnel. Failure to attract and retain key personnel could have a material adverse effect on us.

Currency fluctuations may negatively affect our financial condition.

        We primarily expend or generate cash in U.S. dollars, our functional currency. We also publish our consolidated financial statements in U.S. dollars. Currency fluctuations can affect our financial results because a portion of our cash reserves, our debt and our operating costs are in Icelandic kronas. A fluctuation of the exchange rates of the Icelandic krona against the U.S. dollar can thus adversely affect the "buying power" of our cash reserves and revenues. Most of our long-term liabilities are U.S. dollar denominated. However, we may enter into hedging transactions if we have substantial foreign currency exposure in the future. We may have increased exposure as a result of investments, payments from collaborative partners, or the decrease in value of Icelandic kronas.

Our contracts may terminate upon short notice.

        Many of our contracts for research services are terminable on short notice. This means that our contracts could be terminated for numerous reasons, any of which may be beyond our control, such as a reduction or reallocation of a customer's research and development budget or a change in a customer's overall financial condition. The loss of a large contract or multiple smaller contracts, or a significant decrease in revenue derived from a contract, could significantly reduce our profitability and require us to reallocate under-utilized physical and professional resources.

Risks Related to Our Collaborative Relationships

If we are unable to form and maintain the collaborative relationships that our business strategy requires, our programs will suffer and we may not be able to develop products.

        Our strategy for developing products and deriving revenues from them is dependent, in part, upon our ability to enter into collaborative arrangements with research collaborators, corporate partners and others. We may rely on these arrangements both to provide funding necessary to our product development and to obtain goods and services that we require for our product development. We do not have the capacity to conduct large scale Phase III clinical trials and will rely on partnerships or third party contractors to conduct our Phase III trials, including our Phase III trial of DG031. We will rely on these third parties to provide us with clinical material for the trial and various services necessary to organize and conduct a multi-center, multinational study, as well as other goods and services. We have not entered into contracts for all goods and services required for the Phase III trial of DG031 at this time. Our arrangement for this and other Phase III trials will be subject to risks described below with respect to our collaborative relationships.

        If our collaborations are not successful or if we are not able to manage multiple collaborations successfully, our programs may suffer. If we increase the number of collaborations, it will become more difficult to manage the various collaborations successfully and the potential for conflicts among the collaborators as to rights to the technology and products generated under work conducted with us will increase.

Dependence on collaborative relationships may lead to delays in product development, product defects and disputes over rights to technology.

        We have formed, and may in the future form additional, collaborative relationships (including relationships with clinical research organizations to conduct clinical trials on our behalf) that will, in some cases, make us dependent on collaborators for the pre-clinical studies and/or clinical trials and for regulatory approval of any products that we are developing. Failure of such collaborators to perform under these agreements properly in a timely manner, or at all, may lead to delays in our product development. In addition, if participants in the trials conducted by our collaborators suffer personal injury or death as a result of actions of the collaborators, we could be held liable. In some cases, our agreements with collaborators typically allow them significant discretion in electing whether and how to pursue such activities. We cannot control the amount and timing of resources collaborators will devote to these programs or potential products. In addition, collaborative agreements may contain exclusivity provisions that prevent us from working in a particular field or on a particular disease even when our collaborators elect not to pursue activities under the agreements.

        Our collaborators may stop supporting our products or providing services to us if they develop or obtain rights to competing products. Disputes may arise in the future over the ownership of rights to any technology developed with collaborators. These and other possible disagreements between our collaborators and us could lead to delays in the collaborative research, development or commercialization of products. Such disagreements could also result in litigation or require arbitration to resolve.

Risks Related to Our Industry

Concerns regarding the use of genetic testing results may limit the commercial viability of any products we develop.

        Other companies have developed genetic predisposition tests that have raised ethical concerns. It is possible that employers or others could discriminate against people who have a genetic predisposition to certain diseases. Concern regarding possible discrimination may result in governmental authorities enacting restrictions or bans on the use of all, or certain types of, genetic testing. Similarly, such concerns may lead individuals to refuse to use genetic tests even if permissible. These factors may limit the market for, and therefore the commercial viability of, products that our collaborators and/or we may develop.

We may not be able to compete successfully with other companies and government agencies in the development and marketing of products and services.

        A number of companies are attempting to rapidly identify and patent genes that cause diseases or an increased susceptibility to diseases. Competition in this field and our other areas of business, including drug discovery and development, is intense and is expected to increase. We have numerous competitors, including major pharmaceutical and diagnostic companies, specialized biotechnology firms, universities and other research institutions, and other government-sponsored entities and companies providing healthcare information products. Our collaborators, including Roche and Merck, may also compete with us. Many of our competitors, either alone or with collaborators, have considerably greater capital resources, research and development staffs and facilities, and technical and other resources than we do, which may allow them to discover important genes or develop drugs based on such discoveries before we do. We believe that a number of our competitors are developing competing products and services that may be commercially successful and that are further advanced in development than our potential products and services. To succeed, we, together with our collaborators, must discover disease-predisposing genes, characterize their functions, develop genetic tests or therapeutic products and related information services based on such discoveries, obtain regulatory and other approvals, and launch such services or products before our competitors. Even if we or our collaborators are successful in developing effective products or services, our products and services may not successfully compete with those of our competitors, including cases where the competing drugs use the same mechanism of action as our products. Our competitors may succeed in developing and marketing products and services that are more effective than ours or that are marketed before ours.

        Competitors have established, and in the future may establish, patent positions with respect to gene sequences related to our research projects. Such patent positions or the public availability of gene sequences comprising substantial portions of the human genome could decrease the potential value of our research projects and make it more difficult for us to compete. We may also face competition from other entities in gaining access to DNA samples used for research and development purposes. Our competitors may also obtain patent protection or other intellectual property rights that could limit our rights, or our customers' ability, to use our technologies or databases, or commercialize therapeutic or diagnostics products. In addition, we face, and will continue to face, intense competition from other companies for collaborative arrangements with pharmaceutical and biotechnology companies, for establishing relationships with academic and research institutions and for licenses to proprietary technology.

        We expect competition to intensify as technical advances are made and become more widely known. Our future success will depend in large part on maintaining a competitive position in the genomic field. Rapid technological development may result in products or technologies becoming obsolete before we recover the expenses we incur in developing them.

        Our ability to compete successfully will depend, in part, on our ability, and that of our collaborators, to:

  •
  develop proprietary products;

  •
  develop and maintain products that reach the market first, and are technologically superior to, and more cost effective than, other products on the market;

  •
  obtain patent or other proprietary protection for our products and technologies;

  •
  attract and retain scientific and product development personnel;

  •
  obtain required regulatory approvals; and

  •
  manufacture, market and sell products that we develop.

Changes in outsourcing trends and economic conditions in the pharmaceutical and biotechnology industries could adversely affect our growth.

        Economic factors and industry trends that affect our primary customers, pharmaceutical and biotechnology companies, also affect our business. For example, the practice of many companies in these industries has been to outsource to organizations like us the conduct of genetic research, clinical research, sales and marketing projects and chemistry and structural biology research and development projects. If these industries reduce their present tendency to outsource those projects, our operations, financial condition and growth rate could be materially and adversely affected. These alliances and arrangements are both time consuming and complex and we face substantial competition in establishing these relationships. In addition, our ability to generate new business could be impaired by general economic downturns in our customers' industries. We have experienced increasing pressure on the part of our customers to reduce expenses, including the use of our services as a result of negative economic trends generally and in the pharmaceutical industry. If pharmaceutical and biotechnology companies discontinue or decrease their usage of our services, for example, as a result of an economic slowdown or increased competition from outsourcing companies in India and China, our revenues and earnings could be lower than we expect, and our revenues may decrease or not grow at historical rates.

If regulatory approvals for products resulting from our gene discovery programs are not obtained, we will not be able to derive revenues from these products.

        Government agencies must approve new drugs and diagnostic products in the countries in which they are to be marketed. We cannot be certain that we can obtain regulatory approval for any drugs or diagnostic products resulting from our gene discovery programs. The regulatory process can take many years and require substantial resources. Because some of the products likely to result from our disease research programs involve the application of new technologies and may be based upon a new therapeutic approach, various government regulatory authorities may subject such products to substantial additional review. As a result, these authorities may grant regulatory approvals for these products more slowly than for products using more conventional technologies. Furthermore, regulatory approval may impose limitations on the use of a drug or diagnostic product.

        Even if a product is approved for marketing, it and its manufacturer must undergo continuing review. Discovery of previously unknown problems with a product may require the performance of additional clinical trials or the change of the labeling of the product and may have adverse effects on our business, financial condition and results of operations, including withdrawal of the product from the market.

Third party reimbursement and healthcare reform policies may reduce market acceptance of our products.

        Our success will depend in part on the price and extent to which we will be paid for our products by government and health administration authorities, private health insurers and other third party payers. Reimbursement for newly approved healthcare products is uncertain. Third party payers, including Medicare in the United States, are increasingly challenging the prices charged for medical products and services. They are increasingly attempting to contain healthcare costs by limiting both coverage and the level of reimbursement for new therapeutic products. We cannot be certain that any third party insurance coverage will be available to patients for any products we discover or develop. If third party payers do not provide adequate coverage and reimbursement levels for our products, the market acceptance of these products may be materially reduced.

        Numerous governments have undertaken efforts to control growing healthcare costs through legislation, regulation and voluntary agreements with medical care providers and pharmaceutical companies. If cost containment efforts limit the profits that can be derived from new drugs, our customers may reduce their research and development spending which could reduce the business they outsource to us.

Our corporate compliance program cannot guarantee that we are in compliance with all applicable federal and state regulations in the United States, Iceland, the European Union and elsewhere.

        The development, manufacturing, distribution, pricing, sales, marketing and reimbursement of our products, together with our general operations are subject to extensive federal and state regulations in the United States and national or supra-national laws and regulations in Europe and other parts of the world. While we have developed and instituted a corporate compliance program based on current best practices, we cannot assure you that we or our employees are or will be in compliance with all potentially applicable regulations and/or laws. If we fail to comply with any of these regulations and/or laws, a range of actions could result, including, but not limited to, the termination of clinical trials, the failure to approve a product candidate, restrictions on our products or manufacturing processes, including withdrawal of our products from the market, significant fines, exclusion from government healthcare programs or other sanctions or litigations.

Our operations involve a risk of injury or damage from hazardous materials, and if an accident were to occur, we could be subject to costly and damaging liability claims.

        In the course of our work, we handle and produce hazardous materials and chemicals as well as compounds which may have known or unknown characteristics such as toxicity and reactivity with other compounds. Although we have systems in place to manage such compounds and their characteristics, the risk of accidental contamination or injury from these materials cannot be completely eliminated. Any such contamination or injury could result in negative effects to our personnel or facilities, which could lead to liabilities as well as impacting our ability to meet customer obligations and conduct our internal programs.

Risks Related to Our Intellectual Property

We may not be able to protect the proprietary rights that are critical to our success.

        Our success will depend in part on our ability to protect our products, our genealogy database and genotypic data and any other proprietary databases that we develop and our proprietary software and other proprietary methods and technologies. Despite our efforts to protect our proprietary rights, unauthorized parties may be able to obtain and use information that we regard as proprietary.

        While we require employees, business partners, academic collaborators and consultants to enter into confidentiality agreements, there can be no assurance that proprietary information will not be disclosed, that others will not independently develop substantially equivalent proprietary information and techniques, otherwise gain access to our trade secrets or disclose such technology, or that we can meaningfully protect our trade secrets.

        Our commercial success will depend in part on obtaining patent protection. The patent positions of pharmaceutical, biopharmaceutical and biotechnology companies, including deCODE, are generally uncertain and involve complex legal and factual considerations that are constantly evolving. We cannot be sure that:

  •
  any of our pending patent applications will result in issued patents;

  •
  we will develop additional proprietary technologies that are patentable;

  •
  any patents issued to us or our partners will provide a basis for commercially viable products, will provide us with any competitive advantages or will not be challenged by third parties; or

  •
  the patents of others will not have an adverse effect on our ability to do business.

        If we are unable to obtain patent protection for our technology or discoveries, the value of our proprietary resources may be adversely affected.

        In addition, patent law relating to the scope of claims in the area of genetics and gene discovery is still evolving and subject to uncertainty, including in areas important to us such as patenting of discoveries for the development of therapeutic methods, diagnostic methods and products that predict inherited susceptibility to diseases and diagnostic methods and products that predict drug response and disease progression. Accordingly, the degree of future protection for our proprietary rights is uncertain and, we cannot predict the breadth of claims allowed in any patents issued to us or others. We could also incur substantial costs in litigation if we are required to defend ourselves in patent suits brought by third parties or if we initiate such suits to enforce our own patents against potential infringers.

        Others may have filed and in the future are likely to file patent applications covering products or technology that are similar or identical to our products and technology. The fact that patent applications of others may not publish until they issue as patents in the United States, or are not published until 18 months after filing in the United States and other jurisdictions may have adverse effect on our own patent filings and business, particularly if they claim subject matter similar to that of our clinical programs. In addition, others may develop competitive products outside the protection that may be afforded by the claims of our patents. We cannot be certain that our patent applications will have priority over any patent applications of others. The mere issuance of a patent does not guarantee that it is valid or enforceable; thus even if we are holding or are granted patents, we cannot be sure that they would be valid and enforceable against third parties. Further, a patent does not provide the patent holder with freedom to operate in a way that infringes the patent rights of others. Any legal action against us or our partners claiming damages and seeking to enjoin commercial activities relating to the affected products and processes could, in addition to subjecting us to potential liability for damages, require us or our partners to obtain a license in order to continue to manufacture or market the affected products and processes. There can be no assurance that we or our partners would prevail in any action or that any license required under any patent would be made available on commercially acceptable terms, if at all. If licenses are not available, we or our partners may be required to cease marketing our products or practicing our methods.

        If expressed sequence tags, SNPs, or other sequence information become publicly available before we apply for patent protection on a corresponding full-length or partial gene, our ability to obtain patent protection for those genes or gene sequences could be adversely affected. In addition, other parties are attempting to rapidly identify and characterize genes through the use of SNP genotyping, gene expression analysis and other technologies. If any patents are issued to other parties on these partial or full-length genes or gene products or uses for such genes or gene products, the risk increases that the sale of our or our collaborators' potential products or processes may give rise to claims of patent infringement. The amount of supportive data required for issuance of patents for human therapeutics is highly uncertain. If more data than we have available is required, our ability to obtain patent protection could be delayed or otherwise adversely affected. Even with supportive data, the ability to obtain patents is uncertain in view of evolving examination guidelines, such as the utility and written description guidelines that the USPTO has adopted.

Our patent applications covering DG041 and DG051 and compounds that we are developing in our pain treatment program have not issued yet as patents.

        The most important compounds that we have currently in pre-clinical and clinical development and which we have discovered are DG041, DG051 and compounds that we are developing in our pain treatment program. We have filed composition of matter type patent applications covering the compounds in the United States. However, these patent applications are in the early stages of patent prosecution before the USPTO and we have no certainty or indication from the USPTO that these patent applications will issue as patents. The USPTO is currently facing considerable backlog for examining pending patent applications so considerable time may elapse before we will have more certainty as to the patentability of the compounds. Should the USPTO ultimately reject our patent applications covering these compounds, or should others have filed or obtained issued patent covering the same, the value and potential of these programs for our business would be adversely affected.

Any patent protection we obtain for our products may not prevent marketing of similar competing products.

        Patents on our products may not prevent our competitors from designing around and developing similar compounds or compounds with similar modes of action that may compete successfully with our products. Such third party compounds may prove to be superior to our products or gain wider market acceptance and thus adversely affect any revenue stream that we could otherwise expect from sales of our products.

Any patents we obtain may be challenged by producers of generic drugs.

        Patents covering innovative drugs, which are also commonly referred to as "branded drugs" or "pioneer drugs," face increased scrutiny and challenges in the courts from manufacturers of generic drugs who may receive benefits such as limited marketing co-exclusivity if the challenge is successful. Such patent challenges typically occur when the generic manufacturer files an Abbreviated New Drug Application with the FDA and asserts that the patent or patents covering the branded drug are invalid or unenforceable, forcing the owner or licensee of the branded drug to file suit for patent infringement. If any patents we obtain covering our pharmaceutical products are subject to such successful patent challenges, our marketing exclusivity may be eliminated or reduced in time, which would thus adversely affect any revenue stream that we could otherwise expect from sales of our products.

Risks Related to Investing in Our Stock

Future sales of common stock may dilute our stockholders.

        We may sell common stock in the future in one or more transactions at prices and in a manner we determine from time to time. Existing stockholders who previously purchased stock may be materially diluted by our subsequent sales of common stock.

The price of our common stock is volatile and the market value of your investment may decrease.

        The market prices for common stock of biotechnology and pharmaceutical companies, including ours, have historically been highly volatile, and the market has from time to time experienced significant price and volume fluctuations that are unrelated to the actual performance of particular companies. In addition to the various risks described elsewhere in this prospectus supplement, the following factors could have an adverse effect on the market price of our common stock:

  •
  fluctuations in our operating results;

  •
  announcement of technological innovations or new therapeutic products by us or others;

  •
  clinical trial results;

  •
  developments concerning agreements with collaborators;

  •
  actual or threatened litigation;

  •
  governmental regulation and regulatory actions;

  •
  changes in patent laws;

  •
  developments concerning patent or other proprietary rights;

  •
  public concern as to the safety of drugs developed by us or others;

  •
  future sales of substantial amounts of common stock by existing stockholders; and

  •
  general market conditions and economic and other external factors, including disasters, wars and other crises.

We may issue preferred stock with rights that could affect your rights and prevent a takeover of the business.

        Our board of directors has the authority, without further approval of our stockholders, to fix the rights and preferences, and to issue up to 6,716,666 shares of preferred stock. In addition, Delaware corporate law imposes limitations on certain business combinations. These provisions could, under certain circumstances, delay or prevent a change in control of deCODE and, accordingly, could adversely affect the price of our common stock.

We currently do not intend to pay dividends on our common stock and consequently, your only opportunity to achieve a return on your investment is if the price of our common stock appreciates.

        We currently do not plan to pay dividends on shares of our common stock in the near future. Consequently, your only opportunity to achieve a return on your investment in our company will be if the market price of our common stock appreciates.

Risks Related to This Offering

We have broad discretion in how we use our net proceeds from this offering, and we may not use these proceeds in a manner desired by our stockholders.

        We expect to use the net proceeds to us from this offering for clinical trials, genotyping, research and development, working capital and other general corporate purposes. Our management will have broad discretion with respect to the use of the net proceeds we receive from this offering. Investors will be relying on the judgment of our management regarding the application of these proceeds. Our management could spend these proceeds in ways which our stockholders may not desire or that do not yield a favorable return. You will not have the opportunity, as part of your investment in our common stock, to influence the manner in which the net proceeds of this offering are used.

You will experience immediate dilution in the book value per share of the common stock you purchase.

        Since the price per share of our common stock being offered is substantially higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on an assumed offering price to the public of $5.00 per share, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $4.79 per share in the net tangible book value of the common stock. See "Dilution" for a more detailed discussion of the dilution you will incur if you purchase shares of our common stock in this offering.

FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events or our future financial performance. In some cases, forward-looking statements can be identified by terminology such as "may," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "intend," "potential" or "continue" or the negative of such terms or other comparable terminology. These statements are only expectations. We cannot assure you that our expectations and assumptions will prove to be correct. We do not intend to update or revise any forward-looking statements, whether as a result of future events, new information or otherwise, except to the extent that the reports we are required to file under the Securities Exchange Act of 1934, as amended, contain such updates or revisions. We have included important factors in the risk factors and other cautionary statements contained or incorporated by reference in this prospectus supplement or the accompanying prospectus that we believe would cause our actual results to differ materially from the forward-looking statements that we make.

USE OF PROCEEDS

        We intend to use the proceeds of this offering for our operations, including but not limited to, clinical trials and genotyping. We may also use the proceeds for research and development, working capital and general corporate purposes.

CAPITALIZATION

        The following table shows, as of March 31, 2006, our actual capitalization and our capitalization as adjusted to give effect to the sale of 6,000,000 shares of our common stock pursuant to this offering at a public offering price of $5.00 per share, less the placement agent fee of $1,800,000 and estimated expenses of the offering of $397,000.

	March 31, 2006
	Actual	As Adjusted
	(In thousands, except share amounts)
Cash, cash equivalents and investments	$140,296	$168,099

Capital lease obligations, net of current portion	904	904
Long-term debt, net of current portion	155,773	155,773
Stockholders' (deficit) equity:
Common stock, $0.001 par value;
Authorized: 100,000,000 shares, actual and as adjusted;
Issued and outstanding: 55,508,016 and 55,488,516 respectively, actual; 61,508,016 and 61,488,516, as adjusted	56	62
Additional paid-in capital	451,758	479,555
Notes receivable from stockholders	(2,860)	(2,860)
Accumulated deficit	(470,488)	(470,488)
Accumulated other comprehensive loss	(152)	(152)
Treasury stock, 19,500 shares stated at cost	(123)	(123)

Total stockholders' (deficit) equity	(21,809)	5,994

Total capitalization	$134,868	$162,671

        The information contained above excludes 7,187,080 shares of our common stock issuable upon exercise of options and warrants to purchase common stock and 10,714,286 shares of our common stock issuable upon conversion of convertible notes, which were outstanding on March 31, 2006.

PRICE RANGE OF COMMON STOCK

        Our common stock is listed on The Nasdaq Global Market under the symbol "DCGN." The following table sets forth, for the calendar periods indicated, the range of high and low sale prices for our common stock on The Nasdaq Global Market:

	High	Low
2004
First Quarter	$13.80	$8.15
Second Quarter	$11.41	$6.98
Third Quarter	$8.70	$5.10
Fourth Quarter	$8.35	$6.07
2005
First Quarter	$8.04	$5.57
Second Quarter	$9.97	$5.09
Third Quarter	$10.67	$7.83
Fourth Quarter	$9.94	$7.14
2006
First Quarter	$10.77	$7.66
Second Quarter	$8.85	$5.50
Third Quarter (through July 13, 2006)	$6.37	$5.62

DIVIDEND POLICY

        We have never declared or paid any dividends on our common stock. We expect to retain all earnings, if any, generated by our operations for the development and growth of our business and do not anticipate paying any dividends to our stockholders for the foreseeable future. Our dividend practices with respect to our common stock may be changed from time to time by our Board of Directors. If we change our practices, we will base any payment of dividends upon our earnings, financial condition, capital requirements and other factors considered important by our Board of Directors. Delaware law and our certificate of incorporation do not require our Board of Directors to declare dividends on our common stock.

DILUTION

        If you invest in our common stock, your interest would be diluted to the extent of the difference between the public offering price per share of our common stock set forth on the cover page of this prospectus supplement and the adjusted net tangible book value per share of our common stock after this offering. Our reported net tangible book value per share as of March 31, 2006 is $(0.27). We calculate net tangible book value per share by dividing net tangible book value, which equals total tangible assets less total tangible liabilities, by the number of outstanding shares of our common stock.

        After giving effect to our sale of 6,000,000 shares of common stock in this offering at a public offering price of $5.00 per share and after deducting the placement agents' fee and the estimated offering expenses, our as adjusted net tangible book value at March 31, 2006 would have been $0.21 per share. This represents an immediate increase in the net tangible book value per share of $0.48 per share to existing stockholders and an immediate dilution of $4.79 per share to new investors purchasing shares of common stock in this offering.

        The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$5.00

Net tangible book value per share as of March 31, 2006	$(0.27)
Increase per share attributable to new investors in this offering	$0.48

Adjusted net tangible book value per share after this offering		$0.21

Dilution of net tangible book value per share to new investors		$4.79

        The foregoing discussion and table excludes 7,187,080 shares of our common stock issuable upon exercise of options and warrants to purchase common stock and 10,714,286 shares of our common stock issuable upon conversion of convertible notes, which were outstanding on March 31, 2006. There will be further dilution to new investors to the extent any of these options and warrants is exercised.

BUSINESS

Overview

        Headquartered in Reykjavik, Iceland, deCODE is a biopharmaceutical company applying its discoveries in human genetics to develop drugs for common diseases. Our population approach and resources enable us to isolate genes and drug targets directly involved in the development of many of the diseases which are the biggest challenges to public health. We are turning these discoveries into a growing pipeline of therapeutics aimed at combating the causes of disease, not just the signs and symptoms. As these diseases are common and current therapies are of limited effectiveness, we believe that our strategy represents a significant opportunity to create better medicine with major potential in the global marketplace.

        We believe that deCODE's advantage derives from our population approach to human genetics and the ability to apply this approach across the drug development process. In Iceland, we have comprehensive population resources that enable our scientists to efficiently conduct genome- and population-wide scans to identify key genes and gene variants contributing to common diseases. The proteins encoded by these genes, and other proteins with which they interact in the disease pathway, offer drug targets that we believe are directly involved in the onset and progression of disease. Small-molecule drugs that target these proteins may therefore represent a direct means of modulating the onset or progression of the disease.

        Through our medicinal chemistry and structural biology subsidiaries based in the United States, we are able to discover novel small-molecule therapeutic compounds, take candidate compounds through pre-clinical testing, and manufacture sufficient quantities for early-stage clinical trials. Our product development group designs and implements our clinical development programs. By leveraging the capabilities of Encode, our wholly-owned clinical research organization in Reykjavik, and our expertise in genetics and drug and disease modeling, we are able to make the drug development process a more efficient and sensitive means of testing and optimizing the therapeutic and commercial potential of new drugs. In certain programs we have also taken advantage of the fact that drug targets we have identified through our genetics research have already been targeted by other companies to develop compounds for other indications. By licensing these compounds or entering into co-development arrangements, we have been able to bypass several years of drug discovery and development and enter directly into Phase II clinical trials.

        At mid-year 2006, we had five lead drug discovery and development programs, including three compounds in clinical trials. The most advanced of these programs are in heart attack, peripheral artery disease (PAD), and asthma. We have successfully completed a series of Phase II clinical trials in Iceland for DG031, a compound we licensed from Bayer HealthCare AG that we are developing for the prevention of heart attack. Under a Special Protocol Assessment with the FDA, we have finalized the protocol for a Phase III outcome trial for DG031. The trial will focus on those patients at highest identifiable risk through the pathway targeted by DG031, namely African American patients who carry the HapK variant of the gene encoding leukotriene A4 hydrolase (LTA4H). We began enrolling patients for the Phase III trial in May of this year. In early 2006, we concluded the Phase I clinical program for DG041, our compound for PAD, a form of atherosclerosis that constricts blood flow to the legs and arms. This program showed DG041 to be well-tolerated and to effectively inhibit platelet aggregation without increasing bleeding time, and we began enrolling patients in a Phase II clinical trial in June of this year. In asthma, we have completed a Phase IIa trial in collaboration with Cephalon Inc. for CEP1347, a compound that targets a gene we isolated that plays an important role in a biological pathway involved in the development of asthma. The trial data indicated that CEP1347 can positively affect this pathway in a safe and well-tolerated manner. Cephalon is currently reviewing the data in order to determine whether to proceed with additional trials. In June 2006, we filed an

Investigational New Drug Application (IND) for DG051, our follow-on compound for the prevention of heart attack. We are also developing a novel compound for the treatment of pain.

        We are also applying our findings to create DNA-based diagnostics. Because such tests analyze the same links between genetic variation and disease that we have used to identify drug targets, they can be employed as an aid in developing more effective disease prevention strategies by helping individuals to better understand their inherited risk of a given condition, as well as to identify patients likely to respond well to a given drug.

        deCODE also leverages its capabilities to provide services to fee-paying customers enabling them to take advantage of deCODE's capabilities. Our services and products include medicinal chemistry, structural biology, clinical trials, genotyping, and instruments and software. Revenue from these activities helps to support our drug discovery and development infrastructure, and conserve our cash resources for use in our proprietary therapeutics programs

Our target discovery programs and drug development pipeline

        We have actively studied the genetics and pathology of over 50 different common diseases using our population genetics approach. Our clinical and pre-clinical programs include diseases where deCODE has mapped a gene to genome-wide significance and diseases where deCODE has identified genetic variations that are associated with increased risk of developing a disease. We validate genetic variations associated with elevated disease incidence in populations outside of Iceland and use a variety of biological methods to prioritize the most promising targets for drug discovery and development. Other prioritization criteria include both medical and business considerations.

        Based on our findings and prioritization criteria we are actively pursuing target discovery, pre-clinical and clinical development in 32 different therapeutic areas, including heart attack where we are developing two drugs. Our 5 most advanced programs that are in clinical development or at a late stage in pre-clinical development are listed in the following table.

        Dates reflect the earliest expected time based on deCODE's own expectations that the compound may be entered into development (following an IND) or enter the given phase of clinical trials.

Therapy area	Compound	IND	Phase I	Phase II	Phase III
Cardiovascular
Heart attack	DG031	r	r	r	u
Heart attack	DG051	r
Peripheral Arterial Disease	DG041	r	r	†
Inflammatory
Asthma		r	r	(
Central Nervous System
Pain	In development

Legend: r Phase completed    u Phase expected to end in 2009    † Phase expected to end in fourth quarter of 2006 ( Phase IIa completed

        In addition to the late stage programs in drug discovery and development, deCODE is actively pursuing gene discovery and target validation in the following programs: addiction to alcohol, addiction to nicotine, Alzheimer's disease, anxiety, atopy/allergy, autism, benign prostatic hypertrophy, chronic obstructive pulmonary disease, coronary artery restenosis, endometriosis, hypertension, infectious diseases, migraine, diabetes type 2, obesity, osteoporosis, Parkinson's disease, polycystic ovary syndrome, preeclampsia, psoriasis, restless leg syndrome, rheumatoid arthritis, schizophrenia, sleep apnea, unipolar depression, vascular disease/stroke and various forms of cancer.

Our strategy and approach: From genes to drugs

        The primary focus of deCODE's business strategy is the discovery and commercialization of novel therapeutics based upon our gene discoveries. We believe our population approach and unique competence in human genetics give us a competitive advantage, one which we are able to apply across the breadth of drug development, from target discovery through clinical trials.

        Human genetics offers several advantages as a foundation for developing better drugs. We believe most medicines today are compounds that are aimed at treating the symptoms of disease, seldom the underlying causes. The reason is that to date the basic biology and pathogenesis of most of the big public health challenges—such as heart attack, stroke, obesity, diabetes or asthma—are poorly understood. These diseases are common because of their complexity, and arise due to the interplay of both genetic and environmental factors. Human genetics offers a means of unraveling this complexity and a window into the biology of disease. Through the identification of key genes involved in predisposition to a given disease, it is possible to study the proteins these genes encode and to develop an understanding of the biological pathway of the disease. Drugs targeting key elements in the pathway may be able to effectively disrupt the disease process.

        Using our population approach and resources, we can efficiently conduct population- and genome-wide scans to hone in on key genetic factors involved in any common disease. We believe deCODE is a world leader in gene discovery in the common diseases. As of the beginning of 2006, we had isolated fifteen key genes involved in eleven common diseases with major unmet medical need. These genes have provided us with drug targets we believe are rooted in the basic biology of human disease, enabling us to pursue drug discovery and development work on a small number of targets with high potential therapeutic impact.

        The isolation of genes contributing significant risk for common diseases requires the ability to gather and correlate detailed information on disease and genetic variation across as large a group of people as possible: ideally, across an entire population. To do this effectively it is also critical to have accurate and comprehensive genealogical records, the only means for tracing how the genetic components of disease travel between generations. We believe a population with all three sets of data—genetic, medical and genealogical—is the scarce resource in human genetics. In Iceland, deCODE has brought this information together. Along with its genealogy database covering the entire present day population and stretching back to the founding of the country more than 1000 years ago, deCODE has gathered genotypic and medical data from more than 110,000 volunteer participants in our gene research in Iceland—over half of the adult population.

        Using our genealogy database, our scientists can link together patients affected by any disease into large extended families. Applying high-throughput genotyping and proprietary data-mining instruments, we first "map" genes through linkage analysis, honing in on small segments of particular chromosomes that related patients share to a much higher degree than would be expected by chance. More detailed analysis of these regions with denser sets of markers enables us to isolate the key genes associated with risk of the disease, as well as the variants or haplotypes of these genes that are highly correlated with the disease.

        Unlike companies studying predetermined genes, gene expression patterns, or genes in animal models, deCODE's approach allows for a virtually hypothesis-free discovery process that can pinpoint key inherited causes of human disease in a human population. Following the isolation of major genes, we analyze the proteins the genes encode, the biological function of these proteins, and the interaction of these with other proteins in an effort to identify the biological pathway of a given disease. In most cases, the proteins encoded by the disease-genes themselves serve as good drug targets. If they do not, other points in the disease pathway may be selected for therapeutic intervention. The development of DG041 for atherosclerosis (PAD) is an example of how we have gone from the isolation of a disease gene to a compound in clinical trials using our own target and drug discovery capabilities. The development of DG031 for heart attack is an example of how we can accelerate the drug development process based upon our target discovery work by in-licensing a promising existing compound. In our program in pain, our chemistry group has utilized work in the pathway we identified in our PAD program to rapidly advance a lead pre-clinical compound. With this compound, we aim to pursue the major opportunity that exists for developing effective alternative drugs to the selective Cox-2 inhibitors and other non-steroidal anti-inflammatory drugs (NSAIDs).

        We are also applying our unique capabilities in human genetics to make the clinical development process a more efficient and effective means of evaluating the therapeutic potential of new drugs. In an information-rich clinical trial we can integrate the same data used to identify drug targets to select participants whom we believe are susceptible to a particular disease. This enables trials that are smaller and more efficient than traditional trials, and the results can be applied to understand not just whether people respond to a drug but who responds best and why. We believe this offers a means for better managing risk in the development process; speeding drug development; lowering cost; and maximizing the patient benefit from, and market potential of, new drugs.

        deCODE has integrated capabilities for drug discovery and development, ranging from in vitro and model organism-based biology through structure-based drug design, medicinal chemistry and cGMP manufacturing. These capabilities enable us to speed the discovery of developmental compounds and maximize the value coming out of our gene discovery work.

        Our biology group, based in Reykjavik, conducts functional work on genes we have isolated, drawing out the biological pathways of disease and identifying optimal points for therapeutic intervention. Through the design of biological assays and screening of compound libraries we are able to identify compounds that effectively block or stimulate target proteins.

        Our structural biology group, on Bainbridge Island, near Seattle, is one of the leading groups in the industry in protein expression and three-dimensional protein structure determination. The analysis of three-dimensional images of target proteins and how they are bound by therapeutic compounds provides our drug discovery teams with new insight into the nature of compounds that may be able to deliver maximum therapeutic effect. The structural biology group has also developed automation hardware, software and protein crystallization products which we sell to research organizations and laboratories around the world. The group also provides fee-based services to a large number of clients.

        deCODE's chemistry group, based outside Chicago, conducts lead discovery, medicinal chemistry and production of cGMP materials in quantities sufficient for pre-clinical and clinical studies. The group employs advanced tools for absorption, distribution, metabolism and excretion (ADME) profiling, physicochemical property optimization and pre-formulation. While some of these resources are used for our internal drug discovery projects, the chemistry group also provides a full range of services to external clients.

        deCODE's product development group, based in Brighton, Michigan, is responsible for the design and execution of clinical development programs. This group was expanded in 2005 to advance the rapidly expanding pipeline of developmental compounds coming out of deCODE's target and drug discovery work. We bring genetic, biological and clinical data to bear on the breadth of the drug development process which we believe makes our clinical trials sensitive and efficient instruments for testing new drugs and for reducing late stage attrition. The product development group also works with deCODE's informatics and statistics group to process, analyze, interpret and report clinical trial data.

        This comprehensive infrastructure for drug discovery and clinical development allows deCODE to pursue product development in-house; partner projects on favorable terms; and pursue in-licensing opportunities of existing compounds based on information about the specific qualities we wish to see in a developmental drug. With the strengthening of our clinical development resources, deCODE is rapidly growing its capacity to leverage its genetics discoveries and develop innovative new drugs and diagnostics, with the aim of using our knowledge of the pathology and biology of disease to lower costs and cut development time. At the same time, we are also leveraging our capabilities in genotyping, structural biology and chemistry to generate revenue for the Company in the near-term through our fee-for-service service offerings.

Our clinical programs

        The descriptions below of our clinical development programs of DG031, DG041 and our Phase II study of an asthma treatment illustrate what we believe to be the advantages of our approach for making better drugs.

Our clinical programs: DG031 for the prevention of heart attack

        Our program in heart attack (also called myocardial infarction or MI) is an example of how our population genetics approach is pointing the way toward the discovery and effective clinical development of new, more effective drugs targeting the root biological causes of disease.

        Heart attack is the leading killer in the industrialized world. Nearly half of men and one-third of women who reach the age of forty will suffer a heart attack in their lifetime. Currently, there are effective drugs for treating some of the contributing risk factors for heart attack, such as high-cholesterol, diabetes and hypertension. However, we believe that there are no existing drugs aimed at preventing the pathogenesis of the disease itself. Our work is focused on meeting this need based upon a better understanding of the biological processes that lead to heart attack.

        Through a population-based, genome-wide study involving hundreds of heart attack patients from across Iceland, deCODE scientists discovered common variants in the gene encoding FLAP, or 5-lipoxygenase activating protein, that confer a nearly twofold increased risk of the disease. This represents a risk at least as great as elevated cholesterol. The FLAP protein regulates the synthesis of leukotrienes, molecules known to be potent drivers of inflammation. Our functional studies showed that the at-risk variants of the FLAP gene led specifically to increased production of leukotriene B4 (LTB4). LTB4 is produced by cells in the atherosclerotic plaques that build up inside artery walls. Inflammation in plaques contributes to their instability and propensity to rupture, the event directly preceding most heart attacks.

        Our isolation of the FLAP gene therefore provided compelling evidence that we had identified a basic mechanism increasing risk of heart attack. Further genetics and functional research added weight to this discovery. We found that individuals who had previously suffered a heart attack but who did not have one of the at-risk versions of the FLAP gene also produced more LTB4 compared to people with no history of heart disease. This finding supports our belief that we have identified a major biological process involved in heart attack in general and a pathway through which both genetic and environmental risk factors act.

        deCODE scientists also isolated another gene further down the leukotriene pathway from FLAP. One variant of this gene in particular, which we refer to as HapK, confers increased risk of heart attack. The protein encoded by this gene, the leukotriene A4 hydrolase (LTA4H), is directly involved in producing LTB4. In line with the functional work on the at-risk variants of the FLAP gene, HapK appears to confer increased risk of heart attack by increasing the production of LTB4. The role of the at-risk versions of both the FLAP and LTA4H genes in increasing risk of heart attack has been confirmed in studies in Europe and the United States.

        These findings have pointed us to a novel, direct and potentially powerful therapeutic approach for preventing heart attack: inhibiting the activity of the branch of the leukotriene pathway that produces LTB4. In October of 2003, deCODE in-licensed a compound from Bayer AG, now known as DG031, that inhibits leukotriene synthesis through its binding to FLAP. Because of the extensive safety and clinical data already gathered on the compound through previous clinical testing in another indication, in-licensing enabled us to advance directly into Phase II clinical testing.

        In 2004 and 2005, deCODE conducted a series of Phase II clinical trials for DG031. The main purpose of these trials was to examine whether by inhibiting FLAP with various dose levels of DG031 it would be possible to reduce levels of LTB4. These trials enrolled a total of 368 patients with a history of heart attack and the at-risk variants of either or both the FLAP and LTA4H genes. The results demonstrated that DG031 was well-tolerated and reduced production of LTB4 in a dose-dependent manner. This effect was on top of the effects of the current standard of care, including a majority of patients who were taking statins.

        The Phase II program thus demonstrated that DG031 can effectively help correct the biological process through which genetic predisposition to heart attack manifests itself. Moreover, the nature of this process has an important bearing on the therapeutic potential of DG031 and other compounds targeting the products of disease genes in common diseases. In our work in heart attack, as in virtually all of the programs in which we have identified genes, genetic susceptibility appears to act primarily by either up-regulating or down-regulating the activity of an important biological pathway. That is, the genetic variants correlated with common diseases appear to push individuals to one extreme or other of what is probably a normal distribution of the activity of a given biological pathway. We believe that this is the reason why in many instances we find both at-risk and protective variants of the same genes.

        This is important from a therapeutic perspective because it means that while it may be most efficient and of greatest immediate medical benefit to first develop such treatments for those at highest risk, in order to bring them down the risk spectrum, the eventual therapeutic goal from a public health perspective may be much broader: to bring everyone, even those at "average" risk, down to the risk profile of those who are least likely to suffer the disease. This is the paradigm that has, for example been followed with the statin drugs. These were first developed to treat those with extremely high levels of LDL cholesterol. However it is now widely accepted that that they may be of benefit to just about anyone middle aged or older who may be at risk of cardiovascular disease and whose LDL levels are not already very low.

        We are also applying our genetics discoveries to optimize the late-stage clinical development process. The most striking replication of the at-risk variant of the LTA4H gene, known as HapK, was made through analysis of genotypic and heart disease data in African American participants in deCODE's studies in the United States. Among African Americans the at-risk variant is less common than it is among Americans of European descent, but whereas people of European origin who carry HapK are at a 16% increased risk of heart attack compared to controls, African Americans with HapK are at an approximately 250% increased risk. This is a major discovery from a public health perspective, and it is one we are using to help us to design an effective Phase III clinical trial for DG031. By focusing recruitment on the group of patients who are at highest risk through the pathway targeted by the compound, we believe we can design a small and highly sensitive trial with the highest possible likelihood of success, at the same time testing the drug in the group that should derive the greatest immediate benefit from a new drug.

        We have finalized the protocol for a Phase III trial under a Special Protocol Assessment with the FDA. The trial will be a multicenter Phase III study that will focus on African Americans who carry HapK and have a history of heart disease. We initiated enrollment for this trial in May of 2006. The primary endpoint of the trial will be to measure DG031's effectiveness in reducing the composite endpoint of cardiovascular death, non-fatal heart attack, stroke, hospitalization for heart attack and the need for urgent revascularization.

        We have contracted with outside suppliers for production and packaging of the clinical supplies and with a contract research organization for organization of the Phase III study.

        As a follow-on to DG031, we are developing DG051, an inhibitor of LTA4H, a different target in the leukotriene pathway. DG051 is also aimed at decreasing the production of LTB4. It appears to provide potent inhibition of LTB4 production, is orally bioavailable, and appears to have minimal potential for drug-drug interaction. We filed an IND on DG051 in June 2006.

Our clinical programs: DG041 for the treatment of PAD

        In our program in peripheral artery disease (PAD), we went from the isolation of a disease gene to the conclusion of a Phase I clinical program in little over four years. This represents a significant improvement on the average development time for comparable compounds in the pharmaceutical industry.(1) We believe that our efficiency in this program is the result of two strengths in our approach: our use of human genetics for target discovery, which provides us with a small number of targets directly implicated in the cause of disease and the focus and quality of our drug discovery groups.

(1)
J.A. DiMasi et al., Journal of Health Economics 22 (2003) 151-185.

        PAD is a vascular disorder that affects over 10% of the population and one in five people over the age of 70. The initial symptoms include intermittent pain in the legs while walking or exercising, due to the narrowing by atherosclerotic plaques of one or more major arteries in the legs. The restriction of blood flow leads to insufficient oxygenation of muscle tissue. As the disease worsens it can lead to tissue damage, ulceration and gangrene, and in extreme cases may require the amputation of the affected limb. The disease is under-diagnosed, and the current mainstay of treatment is surgery to bypass the occluded vessels. Currently, no drug treatment is available that targets the underlying causes of PAD or prevents its progression.

        With our developmental compound DG041 we hope to directly address this need. Our population genetics studies identified versions of the gene encoding the EP3 receptor for prostaglandin E2 (PGE2) that correlate with a significantly increased risk of the disease. Functional analysis underscores the important role of EP3 in modulating the biology of the platelet. Binding of PGE2 to EP3 is known to increase platelet aggregation, a process we believe may play a role in the disease.

        DG041 is an inhibitor of the EP3 receptor, and the first clinical candidate developed entirely through deCODE's own capabilities in gene discovery and drug development. It is a novel, first-in-class, orally-administered small molecule for the treatment of PAD. In early 2005, deCODE submitted an IND for DG041 to the FDA and initiated a Phase I clinical development program. Early results in Phase I trials showed DG041 to be well-tolerated and to effectively inhibit platelet aggregation in a dose-dependent manner without increasing bleeding time. Based on our findings in the fall of 2005, our chemistry unit developed a new formulation that increased the bioavailability of DG041 by nearly four fold. Consequently we initiated subsequent dose escalation studies on this formulation and concluded the Phase I trials in February 2006. Nearly 200 healthy subjects were exposed to DG041 in these studies at doses up to 1600mg/day for seven days. The results of the Phase I program showed DG041 to be well-tolerated, without any drug-related significant adverse events noted, and that DG041 can effectively inhibit platelet aggregation in a dose-dependent manner without increasing bleeding time. In June 2006, we began patient enrollment in a Phase II trial for DG041 that will examine safety and tolerability, dosing, and the effect of different dose levels on platelet function and a range of serum biomarkers associated with atherosclerosis.

Our clinical programs: Third party compound in asthma

        We have completed a Phase IIa trial in Iceland in collaboration with Cephalon Inc. The trial was based upon our discovery of variants in the gene encoding the MAP3K9 kinase as risk factors for the development of asthma. The MAP3K9 kinase acts within a pathway targeted by Cephalon's compound. The data from the trial, which was randomized, double-blind, placebo-controlled, and enrolled 160 patients, indicated that the compound can positively affect this pathway, improving lung function, in a safe and well-tolerated manner. Cephalon is currently reviewing the data in order to determine whether to undertake additional clinical development of the compound. We will receive milestone payments based on Cephalon's success in clinical development and royalties on sales of a marketed drug. Furthermore, if the drug is marketed, deCODE may generate revenue on sales of diagnostic tests that it may develop to identify those patients that are most likely to benefit from the administration of CEP1347.

Diagnostics

        We believe diagnostics represent an additional avenue for creating value from our gene discoveries. Since genetic variants linked to disease are by definition markers of disease susceptibility, we can apply the same findings we employ in our drug discovery efforts to the development of DNA-based diagnostic tests. We believe that such tests may be useful as a means for identifying patients who are likely to respond well to drugs that target the same disease pathway, and to identify individuals who are at a particularly high risk of a given disease. We also have expertise for developing diagnostics to gauge individual responsiveness to existing drugs, which are commonly referred to as pharmacogenomic tests. We have not commercialized any diagnostic products and we may never do so.

Drug discovery and development services

        In order to offset the cost of maintaining its proprietary drug development infrastructure, deCODE utilizes its capabilities in medicinal chemistry, structural biology and clinical trials to offer contract services to fee-paying customers, principally pharmaceutical and biotechnology companies.

  •
  Our medicinal chemistry subsidiary, deCODE chemistry, Inc., based in Woodridge, Illinois, provides a full range of drug discovery technology and services using multiple integrated high-throughput technologies to streamline the drug discovery process.

  •
  Our structural biology subsidiary, deCODE biostructures, Inc., based in Bainbridge Island, near Seattle, determines three-dimensional X-ray crystal structures of target proteins for structure-based drug design and development.

  •
  Our clinical research organization subsidiary Encode conducts information-rich clinical trials for our proprietary programs and for contract customers, principally pharmaceutical and biotechnology companies.

Additional service offerings

        At our research facility in Reykjavik, we have what we believe is the highest-throughput microsatellite genotyping laboratory in the world, capable of generating tens of millions of genotypes per month. In addition to the capability to genotype a large number of microsatellite markers in parallel, both rapidly and efficiently, the laboratory has efficient procedures to type focused subsets of both microsatellites and single nucleotide polymorphisms (SNPs). We also have in place efficient, automated systems for all stages of the genotyping process, from DNA isolation and amplification to plate preparation and the generation, storage and analysis of genotypic data. Our customers for genotyping services include pharmaceutical companies, research consortia and academic institutions.

Collaborations

F. Hoffmann-La Roche (Roche).

        Therapeutics.    In 2002, we entered into an agreement with Roche to collaborate on four diseases that had been the subject of an earlier collaboration with Roche. Under this agreement, which expired on February 1, 2005, we are entitled to receive royalties on the sales of any drugs that are developed coming out of work conducted under this alliance. Under this agreement we discovered genes linked to diabetes, and Roche continues drug discovery based on one of these discoveries. We may receive milestone payments as Roche advances compounds through the development process, as well as royalties on successfully marketed drugs.

        In November 2004, we signed a new three-year agreement with Roche to co-develop inhibitors of PDE4 for the prevention and treatment of vascular disease, including stroke. This agreement continues work advanced under the 2002 agreement, and we will focus on optimizing lead compounds identified under the previous agreement and beginning clinical development. Under the agreement, as of the end of 2005, we received $2.0 million of research funding. We will share drug discovery and clinical trials costs under this new agreement with Roche, and we may receive an additional $4.0 million of research funding over the remaining term of the agreement, as well as milestone payments and royalties based on drug sales.

        Diagnostics.    In June 2001, we signed a five-year alliance with Roche's diagnostics division to develop and market DNA-based diagnostics to gauge predisposition to major diseases and to predict responsiveness to major therapeutics used to treat those diseases. Under the agreement, as of June 2006, we have received $44.2 million in research funding, up-front fees and milestone payments. While the research phase of the agreement has ended, we may receive additional milestone payments upon the achievement of research and development milestones and royalties on the sales of diagnostic products developed.

Merck & Co, Inc. (Merck).

        Obesity.    In September 2002, we entered into an alliance with Merck aimed at developing new treatments for obesity. The research and development portion of the agreement expired in September 2005. Under this agreement we discovered three genes linked to obesity, and Merck has generated lead series of compounds against one of the targets we have validated through our genetics research. We may receive milestone payments as Merck advances compounds developed under the alliance through the development process, as well as royalties on successfully marketed drugs.

        Information-Rich Clinical Trials.    In February 2004, we entered into an agreement with Merck to conduct information-rich clinical trials on a range of Merck's developmental compounds that Merck selects for inclusion in the program. The term of the alliance is seven years, subject to termination by Merck after five years. Under the terms of the agreement, we may receive royalties on sales of drugs and diagnostics developed as part of the alliance. We received a one-time technology access fee of $10.0 million, will share research funding for the clinical development of compounds and pharmacogenomic analysis, and will receive milestone payments as compounds or pharmacogenomic tests reach the market. To date, Merck has not selected any compounds for development under the agreement.

National Institute of Allergy and Infectious Diseases (NIAID).

        In September 2004, we were awarded a five-year $23.9 million contract by the NIAID, which is part of the NIH. Under the contract, we are applying our population approach and resources to discover genetic factors associated with susceptibility to certain infectious diseases and with responsiveness to vaccines targeting such diseases. The University of New Mexico will be working with us to conduct functional validation of biological pathways discovered through our genetic research. The National Center for Genome Resources will provide bioinformatics resources to make study information and results available to the scientific community.

Bayer HealthCare AG (Bayer).

        In 2003, Bayer granted us an exclusive worldwide license to develop, make and sell a compound that had been developed and tested against a drug target that we had discovered might play a role in myocardial infarction. The compound had been developed as a potential treatment for asthma and subjected to substantial clinical development work on behalf of Bayer. During the previous clinical testing of the compound, now named DG031, more than 1,000 people were dosed with the drug, without any significant safety or tolerability issues. In connection with the license, Bayer transferred ownership of its IND associated with this compound to deCODE. As a result, we have been able to use the data that Bayer compiled and submitted in support of its IND. Under the agreement, we will pay Bayer milestone payments upon the achievement of specified developmental milestones and royalties on sales of the drug. The agreement gives Bayer the right of first negotiation to be our manufacturer of the compound.

Illumina, Inc. (Illumina)

        In 2006, we entered into a joint development and licensing agreement with Illumina pursuant to which we and Illumina will work to jointly develop and commercialize DNA-based diagnostic tests, using Illumina's genotyping platform to develop tests for gene variants we have shown to have an impact on the risk of developing certain diseases. The alliance will initially focus on (i) the gene-encoding leukotriene A4 hydrolase, linked to heart attack; (ii) the gene-encoding transcription factor 7-like 2 (TCF7L2), linked to type 2 diabetes; and (iii) the gene encoding BARD1, linked to breast cancer. We and Illumina will share development costs and profits from any sales of diagnostic tests developed under this agreement. In addition, we entered into a supply agreement with Illumina pursuant to which Illumina will install its genotyping platform at deCODE, enabling us to expand our contract genotyping business to offer our customers the Illumina platform and assay technologies together with our proprietary analytical services. We also intend to use the Illumina platform to carry-out high-density, whole-genome studies utilizing our comprehensive population genetics resources in Iceland. Under the supply agreement Illumina will receive consideration for the platform but we will retain all rights to our work product.

Patents and Proprietary Rights

        Patents and other proprietary rights protections are an essential element of our business. We rely on patents, trade secret law and contractual non-disclosure and confidentiality arrangements to protect our proprietary information and technology. We will be able to protect our proprietary rights from unauthorized use by third parties only to the extent that our proprietary rights are covered by valid and enforceable patents, contractual confidentiality obligations, or if they are effectively maintained as trade secrets.

        Accordingly, we actively seek patent protection in the United States and other jurisdictions to protect technology, inventions, and improvements to inventions, that are commercially important to the development of our business. These include, among other things, the compounds that we invent and will develop as potential drugs, the genes and related drug targets we discover; mutations and variants of genes and related processes; new uses of existing third party compounds that may be used to manipulate those genes, mutations and drug targets; technologies which may be used to discover and characterize genes; therapeutic or diagnostic processes, tests and other inventions based on those genes; as well as methods developed in our biostructures and pharmaceutical groups for the discovery and development of drugs. As of year-end 2005, we had approximately 29 issued United States patents and approximately 11 issued patents in non-U.S. jurisdictions. We also had approximately 57 pending patent applications in the United States, and in most cases corresponding pending international Patent Cooperation Treaty (PCT) or national patent applications in non-U.S. jurisdictions that we have deemed to be of commercial interest.

        We have filed series of composition of matter type patent applications for the compounds we have discovered ourselves, that are the main focus of our pre-clinical and clinical development, including DG041 and DG051.

        We have licensed from Bayer a composition of matter patent and a manufacturing process patent for DG031. The licensed patents expire in 2009 and 2012, respectively.

        We have also applied for additional patents on our own, claiming specific uses of DG031 and for other compounds with similar mode of action, and methods for selecting those patients that we believe are most likely to benefit from administration of those compounds due to their specific genetic makeup. Such patents that would cover approved uses of DG031, if issued and found to be valid and enforceable if challenged, could extend the lifecycle of DG031 for several years beyond the expiry of the patents that we licensed from Bayer. However, it is not certain that such patents will ultimately be issued, and even if issued, that they will be enforceable in infringement proceedings before the courts.

        The United States Drug Price Competition and Patent Term Restoration Act of 1984, known as the Hatch-Waxman Act, provides for the restoration of up to 5 years of patent term for a patent that covers a new product or its use, to compensate for time lost from the effective life of the patent due to the regulatory review process of the FDA. An application for patent term restoration is subject to approval by the USPTO in conjunction with the FDA. If our clinical trials of DG031 are successful and we ultimately receive the FDA's approval to market the drug, we expect to seek to extend the term of one of the patents we licensed from Bayer. However, there can be no assurance that we will receive a patent term extension.

        The Hatch-Waxman Act also establishes a 5 year period of marketing exclusivity from the date of NDA approval for new chemical entities (NCE) approved after September 24, 1984. We believe that DG031 is an NCE, and if the NDA for DG031 is approved, we expect to receive such marketing exclusivity. Under the Hatch-Waxman Act, generic versions of innovative medicines may be approved without the complete safety and efficacy studies contained in an NDA. Instead, the generic manufacturer may submit an Abbreviated New Drug Application (ANDA) or a so-called Section 505(b)(2) (or "paper") NDA. During the 5 year marketing exclusivity period for an NCE, a manufacturer that proposes to sell a generic version of DG031 may not submit an ANDA or a paper NDA to the FDA except that such applications may be submitted after 4 years if they contain a certification of patent invalidity or noninfringement. If at the time such an application is submitted we have received a use patent for DG031 that is listed in the FDA's Approved Drug Products with Therapeutic Equivalence Evaluations, or Orange Book, and if we commence a suit alleging patent infringement in a timely manner after the ANDA or paper NDA for a generic drug is submitted, FDA approval of the generic drug will automatically be stayed for up to 30 months from the expiration of the 5 year marketing exclusivity period to allow a judicial resolution of the infringement action. Thus, under the Hatch-Waxman Act, the combination of NCE marketing exclusivity and the 30 month stay may create as much as a 7 1/2 exclusivity period for our marketing and sale of DG031.

        Other jurisdictions have statutory provisions similar to those of the Hatch-Waxman Act, that afford both patent extensions and market exclusivity for drugs that have obtained market authorizations, such as European Supplementary Protection Certificates that extend effective patent life and European data exclusivity rules that create marketing exclusivity for certain time periods following marketing authorization. European data exclusivity in more generous than the equivalent NCE marketing exclusivity in the United States, possibly as long as 11 years. We believe that if we obtain marketing authorization for DG031 in Europe or other jurisdictions with similar statutory provisions, DG031 may be eligible for patent term extension and marketing exclusivity under these provisions and we plan to seek such privileges.

Competition

        We face, and will continue to face, intense competition in our gene discovery programs from pharmaceutical companies, biotechnology companies, universities and other research institutions. A number of entities are attempting to rapidly identify and patent genes responsible for causing diseases or an increased susceptibility to diseases and to develop products based on these discoveries.

        We also face intense competition in drug development, particularly from pharmaceutical and biotechnology companies. Certain of these companies may, using other approaches, identify and decide to pursue the discovery and development of new drugs targets or disease pathways that we have identified through our human population genetics research. Many of our competitors, either alone or together with their collaborative partners, have substantially greater financial resources and larger research and development operations than we do. These competitors may discover, characterize or develop important genes, drug targets or drug leads before we or our collaborators do or may obtain regulatory approvals of their drugs more rapidly than we or our collaborators do.

        Developments by others may render pharmaceutical product candidates or technologies that we or our collaborators develop obsolete or non-competitive. Any product candidate that we or our collaborators successfully develop may compete with existing therapies that have long histories of safe and effective use.

        Our competitors may obtain patent protection or other intellectual property rights that could limit our rights, or our customers' ability, to use our technologies or databases, or commercialize therapeutic or diagnostics products. In addition, we face, and will continue to face, intense competition from other companies for collaborative arrangements with pharmaceutical and biotechnology companies, for establishing relationships with academic and research institutions and for licenses to proprietary technology.

        Our ability to compete successfully will depend, in part, on our ability, and that of our collaborators, to: develop proprietary products; develop and maintain products that reach the market first, and are technologically superior to and more cost effective than other products on the market; obtain patent or other proprietary protection for our products and technologies; attract and retain scientific and product development personnel; obtain required regulatory approvals; and manufacture, market and sell products that we develop.

Government Regulation

        Regulation by governmental authorities will be a significant factor in our ongoing research and development activities. In addition, the development, production and marketing of any pharmaceutical and diagnostic products which we or a partner may develop is subject to regulation by governmental authorities. Strict regulatory controls govern the pre-clinical and clinical testing, design, manufacture, labeling, supply, distribution, recordkeeping, reporting, sale, advertising and marketing of the products. These regulatory controls will influence our and our partners' ability to successfully manufacture and market therapeutic or diagnostic products.

        Our success will depend, in part, on the development and marketing of products based on our research and development. Most countries require a company to obtain and maintain regulatory approval for a product from the relevant regulatory authority to enable the product to be marketed. Obtaining regulatory approval and complying with appropriate statutes and regulations is time-consuming and requires the expenditure of substantial resources.

        In the United States, we and our products are subject to comprehensive regulation by the FDA The process required by the FDA before our drug products may be approved for marketing in the United States generally involves (i) pre-clinical new drug laboratory and animal tests, (ii) submission to the FDA of an IND, which must become effective before clinical trials may begin, (iii) adequate and well-controlled human clinical trials to establish the safety and efficacy of the drug for its intended indication, (iv) submission to the FDA of a new drug application (NDA), (v) review by an advisory committee to FDA for recommendations regarding whether the NDA should be approved, and (vi) FDA review of the NDA in order to determine, among other things, whether the drug is safe and effective for its intended uses. There is no assurance that the FDA review process will result in product approval on a timely basis, if at all.

        Pre-clinical tests include laboratory evaluation of product chemistry and formulation, as well as animal studies to assess the potential safety and efficacy of the product. Pre-clinical tests are generally subject to FDA regulations regarding Good Laboratory Practice. The results of the pre-clinical tests are submitted to the FDA as part of an IND and are reviewed by the FDA prior to the commencement of clinical trials or during the conduct of the clinical trials, as appropriate.

        Clinical trials are conducted under protocols that detail such matters as the objectives of the study, the parameters to be used to monitor safety and the efficacy criteria to be evaluated. Each protocol must be submitted to the FDA as part of the IND. Further, each protocol must be reviewed and approved by an institutional review board (IRB), and study subjects must provide informed consent to participation in the study. Clinical trials are subject to oversight by the IRB at each study site and by the FDA. An IRB or the FDA may prevent a study from being initiated, or may suspend or terminate studies once initiated.

        Clinical trials are typically conducted in three sequential phases, which may overlap. During Phase I, when the drug is initially given to human subjects, the product is tested for safety, dosage tolerance, absorption, distribution, metabolism and excretion. Phase II involves safety, tolerability and efficacy of the product across a range of doses with the goal of identifying appropriate doses and patients for further study. Phase III trials are undertaken in order to further evaluate clinical efficacy and to further test for safety within an expanded patient population. The FDA may suspend clinical trials at any point in this process if it concludes that clinical subjects are being exposed to an unacceptable health risk.

        Clinical trials must be conducted and monitored in accordance with good clinical practice (GCP) and other regulatory requirements. For applications to the FDA, clinical studies must be adequate and well controlled. Following the clinical trials, we will analyze the data and determine whether the clinical trials successfully demonstrated the safety and efficacy of the product. If they do, we will prepare and submit a new drug application (NDA). The FDA conducts a preliminary review of the NDA to determine whether to file the application and begin substantive review, or to refuse to file the application on the ground that FDA considers it incomplete.

        We will need FDA approval of our products, including a pre-approval inspection of the manufacturing processes and facilities used to produce such products to assess conformance with current cGMP, before such products may be marketed in the United States. The FDA may also inspect the clinical trial sites to ensure their conformance with GCP. The process of obtaining approvals from the FDA can be costly, time-consuming and subject to unanticipated delays. There can be no assurance that the FDA will grant approvals of our proposed products, processes or facilities on a timely basis, if at all. Any delay or failure to obtain such approvals would have a material adverse effect on our business, financial condition and results of operations. Moreover, even if regulatory approval is granted, such approval may include conditions of approval such as additional studies or significant limitations on indicated uses for which a product could be marketed.

        Among the conditions for NDA approval is the requirement that the prospective manufacturer's operating procedures conform to cGMP requirements, which must be followed at all times. In complying with those requirements, manufacturers (including a drug sponsor's third party contract manufacturers) must continue to expend time, money and effort in the area of production and quality control to ensure compliance. Domestic manufacturing establishments are subject to periodic inspections by the FDA in order to assess, among other things, cGMP compliance. To supply a product for use in the United States, foreign manufacturing establishments also must comply with cGMP and are subject to periodic inspection by the FDA or by regulatory authorities in certain of such countries under reciprocal agreements with the FDA.

        Both before and after approval is obtained, a product, its manufacturer and the holder of the NDA for the product are subject to comprehensive regulatory oversight. FDA regulations impose requirements for recordkeeping, periodic reporting, and reporting of adverse experiences with the product. Violations of regulatory requirements at any stage, including the pre-clinical and clinical testing process, the approval process, or thereafter (including after approval) may result in various adverse consequences, including the FDA's delay in approving or refusal to approve a product, withdrawal of an approved product from the market, seizure of the product, injunction against the company, and/or the imposition of criminal penalties against the manufacturer and/or NDA holder and/or officers and employees. In addition, later discovery of previously unknown problems may result in restrictions on such product, manufacturer or NDA holder, including withdrawal of the product from the market. Also, new government requirements may be established that could delay or prevent regulatory approval of our products under development.

        The FDA has implemented accelerated approval procedures for certain pharmaceutical agents that treat serious or life-threatening diseases and conditions, especially where no satisfactory alternative therapy exists. We cannot predict the ultimate impact, however, of the FDA's accelerated approval procedures on the timing or likelihood of approval of any of our potential products or those of any competitor. In addition, the approval of a product under the accelerated approval procedures may be subject to various conditions, including the requirement to verify clinical benefit in post-marketing studies, and the authority on the part of the FDA to withdraw approval under streamlined procedures if such studies do not verify clinical benefit.

        Diagnostic products are regulated as medical devices in the United States. Devices are subject to similar types of FDA regulatory controls and enforcement actions as apply to drugs, but many aspects of device regulation differ. Medical devices are classified into one of three classes, Class I, II or III, on the basis of their risk and the controls deemed necessary to assure their safety and effectiveness, with Class I presenting the least risk. Regulatory controls for devices include labeling, recordkeeping, reporting, and adherence to the FDA's quality system requirements, or QSR, including good manufacturing practices.

        Most Class I devices, and some Class II devices, are exempt from FDA premarket review. Most Class II devices, and some Class III devices, require FDA review and clearance of a premarket notification under Section 510(k) of the Federal Food, Drug, and Cosmetic Act (FDC Act) prior to marketing. A 510(k) notification must demonstrate that the device is substantially equivalent to a predicate device, which is a device marketed prior to 1976 or to a marketed device shown to be substantially equivalent under the 510(k) notification process. In addition, Class II devices are subject to special controls, such as performance standards, patient registries, and FDA guidances. Class III devices, and devices determined to be not substantially equivalent to a predicate device, require FDA approval of a premarket approval application (PMA) prior to marketing. A PMA must contain manufacturing data, pre-clinical data, and data from clinical testing that demonstrates the device is safe and effective for its intended use. The FDA may refer a PMA for review by an advisory panel of outside experts for a recommendation regarding approval. FDA approval of the PMA is required prior to marketing and distribution. The FDA may impose conditions of approval or restrictions on the sale, distribution, or use of the device.

        The conduct of device clinical trials is subject to FDA regulation, including requirements for IRB approval, informed consent, recordkeeping, and reporting. In addition, a significant risk device requires FDA approval of an investigational device exemption (IDE) application. A nonsignificant risk device does not require IDE approval and is subject to abbreviated recordkeeping and reporting requirements. Significant risk devices include implants, life-supporting and life-sustaining devices, devices of substantial importance in diagnosing, curing, mitigating or treating disease, and devices that otherwise present a potential for serious risk to the health, safety, or welfare of a subject.

        To the extent our diagnostic products may be intended for use as prognostic tests for selecting patients most likely to benefit from drug therapies, such products may be studied in the clinical trials of the related drug product under the regulatory provisions governing pharmaceutical clinical trials, but require a separate PMA approval or 510(k) clearance under the medical device requirements. The FDA's policy for co-development of therapeutic and diagnostic products is evolving, and changes in FDA's regulatory policy can affect the development, testing, regulatory approval pathway, and marketing of our products.

        FDA has developed special rules for in vitro reagents that are not approved or cleared as diagnostic products. FDA has imposed restrictions on the manufacture, labeling, sale, distribution, advertising, promotion and use of analyte specific reagents (ASRs). FDA defines ASRs as antibodies, specific receptor proteins, ligands, nucleic acid sequences, and similar reagents which, through specific binding or chemical reaction with substances in a specimen, are intended for use in a diagnostic application for identification and quantification of an individual chemical substance or ligand in biological specimens. An ASR can be used by a clinical laboratory to develop in-house ("home brew") laboratory assays if the laboratory is certified for high complexity testing under the Clinical Laboratory Improvement Act of 1998 as amended (CLIA). Most, but not all, ASRs are exempt from 510(k) premarket notification or PMA approval, and all are subject to good manufacturing practices (GMP) requirements and to the restrictions on their sale, distribution and use imposed by FDA regulation. In addition, FDA regulates Research Use Only (RUO) diagnostic products, which by their mandatory labeling are not intended for use in diagnostic procedures. The clinical usefulness of RUO products is unknown and thus their use is limited to research purposes only. Diagnostic products and reagents that we develop now and in the future may be subject to these and other applicable FDA regulations.

        For devices with an approved PMA, the manufacturer must submit periodic reports containing information on safety and effectiveness and other information specified in FDA regulations, and modifications to the product or its intended use can trigger the need to file a PMA Supplement for approval by FDA. For devices with a cleared 510(k) notification, modifications to the device that can affect its safety or effectiveness may require the submission of a new 510(k) prior to marketing the modified device. All devices are subject to continuing regulation by the FDA, including record-keeping and reporting requirements, and reporting when a device may have caused or contributed to a death or serious injury or has malfunctioned in a way that would be likely to cause or contribute to a death or serious injury if the malfunction were to recur.

        Product labeling and promotional activities for drug and device products are subject to scrutiny by the FDA, and products may be promoted only for their approved indications. Violations of promotional requirements for drugs and devices may also involve violations of the federal False Claims Act, anti-kickback laws, and other federal or state laws. In addition to the government bringing claims under the federal False Claims Act, qui tam, or "whistleblower," actions may be brought by private individuals on behalf of the government. Also, competitors may bring litigation under the Lanham Act or challenges under industry self-regulation groups relating to product advertising.

        The European Community (EC) and EC member states maintain drug regulatory systems for medicinal products and medical devices that are comparable in their rigor to those in the United States. Clinical trials of medicinal products require government authorizations (based on evidence of safety from pre-clinical tests and other sources), must be reviewed and approved by ethics committees, and must be carried out in compliance with good clinical practice. There is no guarantee that permission will be granted for clinical trials of new medicinal products, and permission can be withdrawn if safety issues arise during a clinical trial.

        Medicinal products may not be introduced to the market in the EC unless a marketing authorization has been granted by a competent authority. Marketing authorization applications for new chemical entities may be submitted to multiple EC member states under the mutual recognition system (which results in harmonized conditions of approval) or to the European Medicines Agency (EMEA), which administers a system that leads to a single marketing authorization that is valid in all EC member states. For certain new chemical entities, as well as all biotechnology products, submission to the EMEA is mandatory. Requirements for marketing authorization applications are similar to those for NDAs in the United States, including requirements for proof of safety, efficacy and quality. These requirements are demanding, and there is no assurance that a product for which a marketing authorization application is submitted will be approved. Manufacturing facilities must also comply with EC requirements for good manufacturing practice, and if located in the EC must be licensed by the competent authority of the relevant member state. Requirements may be imposed for post-marketing studies, and there are detailed requirements for post-market surveillance of safety (pharmacovigilance). Advertising and promotion are scrutinized by authorities in each member state, and in some cases by the EMEA as well. Products may be removed from the market, permanently or temporarily, if safety questions arise, and there are only limited procedural requirements before such actions can be taken.

        In addition to these controls under Medicines Law, most EC member states maintain some form of control over the pricing or reimbursement of medicinal products. In many member states, marketing may not commence until a price or reimbursement level has been determined, and in some member states products are also subject to cost-effectiveness reviews that can, for practical purposes, determine whether they will be utilized.

        The EC maintains a separate system for medical devices, including in vitro diagnostic devices that may be developed in conjunction with medicinal products whose use depends on biomarkers. Manufacturers must meet requirements for quality control, which may entail interaction with quasi-governmental Notified Bodies, and comply with essential requirements and standards adopted under EC law. There is no harmonized system of control on the advertising and promotion of medical devices, and requirements vary from country to country. In addition, many EC member states maintain systems to evaluate new medical devices to determine whether they are cost-effective or otherwise appropriate for use in national health systems, other maintain other systems to control pricing or reimbursement of medical devices.

Environmental

        deCODE's primary research facilities and laboratory are located in Reykjavik, Iceland. We operate under applicable Icelandic and European Union laws and standards, with which we believe that we comply, relating to environmental, hazardous materials and other safety matters. Our research and manufacturing activities involve the generation, use and disposal of hazardous materials and wastes, including various chemicals and radioactive compounds. These activities are subject to standards prescribed by Iceland and the EU. We do not believe that compliance with these laws and standards will have any material effect upon our capital expenditures, earnings or competitive position, or that we will have any material capital expenditures in relation to environmental control facilities for the remainder of this fiscal year or any succeeding fiscal year.

        Our activities in the United States involve the controlled use of hazardous materials. We are subject to United States federal, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of such materials and certain waste products. Although we believe that our activities in the United States currently comply with the standards prescribed by such laws and regulations, the risk of accidental contamination or injury from these materials cannot be eliminated. In the event of such an accident, we could be held liable for any damages that result and any such liability could exceed our resources. In addition, there can be no assurance that we will not be required to incur significant costs to comply with environmental laws and regulations in the future.

Employees

        As of December 31, 2005, deCODE and all of its subsidiaries employed 480 full-time staff. Of the total number, approximately 153 were employed in the United States and 327 in Iceland. More than 113 held Ph.D. or M.D. degrees and approximately 410 held college degrees. 369 employees were engaged in, or directly supported, research and development activities, of whom 300 worked within the laboratory facilities and 69 held positions associated with the development and support of informatics. 71 employees were engaged in various professional support functions such as Finance, Business Development, Legal, Communications, Human Resources and Clinical Collaborations, and 41 were employed in administrative support, facilities management, cleaning and security. In addition, we utilized part-time employees and outside contractors and consultants as needed and plan to continue to do so.

Significant Customers

        Historically, a substantial portion of deCODE's revenue has been derived from contracts with a limited number of significant customers. deCODE's largest customer, Roche, accounted for approximately 26% and 29% of our consolidated revenue in the three months ended March 31, 2006 and 2005, respectively. Merck accounted for approximately 0% and 21% of our consolidated revenue in the three months ended March 31, 2006 and 2005, respectively. During the three months ended March 31, 2006 and 2005, divisions of the NIH represented 22% and 9% of our consolidated revenue, respectively. The loss of any significant customer may significantly lower deCODE's revenues which could affect the resources available to support our drug discovery programs.

MANAGEMENT

        The name, age and position of each of our current executive officers and directors are set forth below. Additional biographical information concerning each of our executive officers and directors follows the table.

Name	Age	Position(s)
Kari Stefansson	56	Director, Chairman of the Board, Chief Executive Officer and President
Lance Thibault	40	Chief Financial Officer and Treasurer
Mark Gurney	57	Senior Vice President, Drug Discovery and Development
Daniel Hartman	44	Senior Vice President, Product Development
Tomas Sigurdsson	39	Vice President, Treasury and New Alliances
Terrance McGuire	49	Director and Vice-Chairman
J. Neal Armstrong	67	Director
James Beery	64	Director
Linda Buck	59	Director
Birgit Stattin Norinder	58	Director

        Kari Stefansson, M.D., Dr. Med. has served as our President, Chief Executive Officer and a director since he co-founded deCODE in August 1996. Dr. Stefansson was appointed to serve as the Chairman of our Board of Directors in December 1999. He also served as our Secretary from August 1996 to March 2001. From 1993 until April 1997, Dr. Stefansson was a Professor of Neurology, Neuropathology and Neuroscience at Harvard University. In addition, from 1993 through December 1996 he was Director of Neuropathology at Beth Israel Hospital in Boston, Massachusetts. From 1983 to 1993, he held faculty positions in Neurology, Neuropathology and Neurosciences at the University of Chicago. Dr. Stefansson received his M.D. and Dr. Med. from the University of Iceland in 1976 and 1986, respectively.

        Lance Thibault joined deCODE in February 2001 and was named Chief Financial Officer and Treasurer in June 2001. He was a Director with the Global Capital Markets practice of PricewaterhouseCoopers in London, England prior to joining deCODE. Mr. Thibault received a B.S. in Accountancy from Bentley College in 1988 and is a certified public accountant.

        Mark Gurney, Ph.D. has served as our Senior Vice President, Drug Discovery and Development since February 2005. From October 2003 to February 2005 he served as our Senior Vice President, Drug Discovery. Dr. Gurney joined deCODE in August 2000 and was elected our Vice President, Pharmaceutical Discovery in October 2000 and our Vice President, Drug Development in August 2002. He was formerly Director, Genomics Research at Pharmacia Corporation. Prior to his positions at Pharmacia, Dr. Gurney held academic appointments in the Department of Pharmacological and Physiological Sciences at the University of Chicago and in the Department of Cell, Molecular and Structural Biology at the Northwestern University Medical School. He received his B.A. in Biology from the University of California at San Diego in 1975 and his Ph.D. from the California Institute of Technology in 1980. In 1994, he completed his M.B.A. at Northwestern University's Kellogg School of Management.

        Daniel Hartman, M.D., joined deCODE in July 2005 as our Senior Vice President, Product Development. Prior to joining deCODE, Dr. Hartman served since 2001 in senior clinical development positions at Pfizer, including Global Clinical Leader, Allergy and Respiratory Diseases; Clinical Exploratory Head, Cardiovascular and Metabolic Diseases; and Experimental Medicine Therapy Area Leader, Cardiovascular, Metabolism and Anaderm. From 2000 to 2001, Dr. Hartman was Vice President of Worldwide Clinical Development at Esperion Therapeutics. Prior to joining Esperion, he was Director, Clinical Cardiovascular and Therapy Head, thrombosis and Cardiopulmonary Disease at Pfizer. From 1995 to 1999, Dr. Hartman served in senior clinical research positions at Eli Lilly & Company. Dr. Hartman received his M.D. from Wayne State University, and held post-doctoral and faculty positions at the Indiana University School of Medicine. He is board certified in internal medicine and is a member of numerous medical societies.

        Tomas Sigurdsson has served as our Vice President, Treasury and New Alliances since 2004. From 2001 to 2002, Mr. Sigurdsson also served as our internal legal counsel and assistant treasurer. Prior to rejoining deCODE, Mr. Sigurdsson served as Chief Legal Counsel with Islandsbanki, an Icelandic commercial bank from 2002 to 2004. Mr. Sigurdsson served as managing director of R Raphael & Sons, a private bank in the UK, from 2000 to 2001 and as Chief Legal Advisor to the Icelandic Investment Bank and the Industrial Loan Fund in Iceland from 1995 to 2000. Mr. Sigurdsson received a cand. jur. degree in law from the University of Iceland in 1994 and a license to practice law before district courts in 1996.

        Terrance McGuire has served as a director since August 1996 and as Vice-Chairman of the Board of Directors since April 2000. He currently serves as Chairman of our Compensation Committee and as a member of our Audit and Nominating and Corporate Governance Committees. He served as our Assistant Secretary from January 1998 to October 2000. Since March 1996, he has been a Founding General Partner of Polaris Venture Partners. Since 1992, he has served as a general partner of Alta V Management Partners L.P., which is the general partner of Alta V Limited Partnership. He is a director of several private healthcare and information technology companies. Mr. McGuire received his B.S. in Physics and Economics from Hobart College, his M.S. in Engineering from Dartmouth College and his M.B.A. from the Harvard Business School.

        J. Neal Armstrong has served as a director since October 2003. He currently serves as Chairman of our Audit Committee and a member of our Compensation and Nominating and Corporate Governance Committees. Mr. Armstrong joined Aspect Medical Systems, Inc., a developer and manufacturer of an anesthesia monitoring system, in 1996 and served as Vice President, Chief Financial Officer, Secretary and Treasurer until January 2005. He currently serves as Vice President of Investor Relations of Aspect. Prior to joining Aspect, Mr. Armstrong served as Vice President of Finance, Chief Financial Officer and as a director of Haemonetics, Inc., a manufacturer of blood processing systems, and as Vice President of Finance and Administration, Treasurer and Chief Financial Officer at BTU International, a manufacturer of thermal processing systems. In addition, he served for 14 years in senior operating and financial positions at Texas Instruments, Inc., an electronics company. Mr. Armstrong is a director of TissueLink Medical, Inc. and serves as Chairman of the TissueLink Audit Committee. Mr. Armstrong holds a bachelor's degree in accounting from the University of Texas and is a certified public accountant.

        James Beery has served as a director since April 2004. He currently serves as Chairman of our Nominating and Corporate Governance Committee and a member of our Audit and Compensation Committees. Mr. Beery has served since March 2002 as Senior Of Counsel in the London office of Covington & Burling, an international law firm based in Washington, D.C. Prior to his retirement in June 2001, Mr. Beery served as Senior Vice President and General Counsel of GlaxoSmithKline plc, a UK-based global pharmaceutical company. From 1993 until the formation of the merged company GlaxoSmithKline in December 2000, Mr. Beery served as Senior Vice President, General Counsel and Corporate Secretary of SmithKline Beecham plc. Mr. Beery holds an A.B. from Harvard College and a

J.D. from Stanford Law School. He is currently a director of Martek Biosciences Corporation and Orchid Cellmark Inc.

        Linda Buck, Ph.D. joined our Board of Directors in December 2005. Dr. Buck is an Investigator of the Howard Hughes Medical Institute, Associate Director of Basic Sciences at Fred Hutchinson Cancer Research Center, and an Affiliate Professor of Physiology and Biophysics at the University of Washington. Prior to joining the Fred Hutchinson Cancer Research Center in 2002, she was a Professor of Neurobiology at Harvard Medical School. Dr. Buck holds B.S. degrees in psychology and microbiology from the University of Washington, and she received her Ph.D. in immunology from the University of Texas Southwestern Medical Center at Dallas. Dr. Buck is the author of numerous scientific publications and the recipient of many honors and awards for her research, including the Nobel Prize in Physiology or Medicine in 2004 for her discoveries on the workings of the olfactory system.

        Birgit Stattin Norinder has served as a director since June 2006. Mrs. Stattin Norinder has held senior clinical development and regulatory affairs positions in Europe and the United States at Pharmacia & Upjohn, Glaxo Group Research Ltd., Astra Research Centre AB, Pfizer Group and Parke-Davis AB. Most recently, she served as CEO and Chairman of the Board of Prolifix Ltd., a biotech company with a focus on oncology, from 1998 until the merger of Prolifix with TopoTarget in 2002. Mrs. Stattin Norinder currently serves on the boards of several biotechnology companies including Antisoma plc, Artimplant AB, Photocure ASA and Biolipox AB, and is Chairman of the Board of Betagenon AB. She is a pharmacist by training and graduated from the University of Uppsala in Sweden.

DESCRIPTION OF CAPITAL STOCK

        Our authorized capital stock consists of 106,716,666 shares, of which 100,000,000 shares are common stock, $0.001 par value, and 6,716,666 shares are preferred stock. Our Board of Directors has the power and authority to designate 6,716,666 shares of preferred stock into classes or series.

        As of March 31, 2006, there were 55,488,516 shares of common stock outstanding and held of record by approximately 5,000 stockholders. In addition, as of March 31, 2006, there were outstanding options to purchase 4,802,058 shares of common stock, outstanding warrants to purchase 2,385,022 shares of common stock and outstanding notes convertible into 10,714,286 shares of common stock at an exercise price of $14 per share. No shares of preferred stock are outstanding.

        Holders of shares of common stock are entitled to one vote at all meetings of stockholders for each share held by them. The common stock has no preemptive rights or other rights to subscribe for additional shares, no conversion right and no right of redemption. Subject to the rights and preferences of the holders of any preferred stock, the holders of the common stock are entitled to receive such dividends as, when and if declared by the Board of Directors out of funds legally available therefor for that purpose. We have not paid dividends on the common stock. The payment of dividends, if any, in the future with respect to the common stock is within the discretion of the Board of Directors and will depend on our earnings, capital requirements, financial condition and other relevant factors. At present, our Board of Directors does not intend to declare any dividend on the common stock in the foreseeable future.

        With respect to the 6,716,666 shares of preferred stock not currently designated as an existing series, our Board of Directors is authorized, except as otherwise limited by Delaware law, without further action by the stockholders:

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  to issue shares of preferred stock in one or more series;

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  to fix or alter the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any wholly unissued series of preferred stock;

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  to designate the number of shares constituting, and the designation of, any series of preferred stock; and

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  to increase or decrease the number of shares of a series subsequent to the issue of shares of that series, but not below the number of shares of that series then outstanding.

Delaware Law and Certain Charter Provisions

        We are subject to Section 203 of the Delaware General Corporation Law ("DGCL") which is an anti-takeover provision. In general, the statute prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder unless the business combination is approved in a prescribed manner. A "business combination" includes a merger, asset sale or other transaction resulting in financial benefit to the stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of a corporation's voting stock.

        Certain provisions in our certificate of incorporation and bylaws could also make it more difficult for other companies to acquire us, even if doing so would benefit our stockholders. For example, our bylaws provide that only the Board of Directors may call a special meeting of stockholders and our certificate of incorporation provides for a classified Board of Directors consisting of three classes of directors, each serving staggered three-year terms. Accordingly, stockholders may only elect a minority of our board at any annual meeting. This staggering of our directors' terms and the inability of stockholders to call special meetings of stockholders may have the effect of delaying or preventing changes in control or management of our company. In addition, our certificate of incorporation provides for the issuance of preferred stock. The use of preferred stock may have the effect of delaying, deferring or preventing a change in control and may also have an adverse impact on the ability of our stockholders to participate, if applicable, in a tender offer or exchange offer for the common stock, which would diminish the value of the common stock.

        The DGCL authorizes a corporation in its certificate of incorporation to limit the personal liability of its directors for violations of their fiduciary duty of care. Accordingly, our certificate of incorporation states that a director will not be personally liable to deCODE or to our stockholders for monetary damages resulting from any breach of fiduciary duty as a director, except for the breach of the director's duty of loyalty to us or our stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or a transaction from which the director derives an improper personal benefit. The DGCL also authorizes a corporation to indemnify its directors and officers, and our bylaws require that we indemnify each director and executive officer to the fullest extent allowable under the DGCL. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

Transfer Agent and Registrar

        The transfer agent and registrar for the common stock is The Bank of New York.

PLAN OF DISTRIBUTION

        Lehman Brothers Inc. and Thomas Weisel Partners LLC, collectively referred to as the placement agents, have entered into a placement agency agreement with us in which they have agreed to act as placement agents in connection with the offering. The placement agents are using their best efforts to introduce us to selected institutional investors who will purchase the shares. The placement agents have no obligation to buy any of the shares from us nor are the placement agents required to arrange the purchase or sale of any specific number or dollar amount of the shares, but they have agreed to use their best efforts to arrange for the sale of all the shares.

        All investor funds will be deposited into an escrow account set up at JPMorgan Chase Bank for the benefit of the investors. JPMorgan Chase Bank, acting as escrow agent, will deposit all funds it receives in a non-interest bearing account in accordance with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended. The escrow agent will not accept any investor funds until the date of this prospectus supplement. We will deposit the shares with The Depository Trust Company upon receiving notice from the placement agents. At the closing, The Depository Trust Company will credit the shares to the respective accounts of the investors.

        We have agreed to indemnify the placement agents against certain liabilities under the Securities Act of 1933, as amended. The placement agents have informed us that they will not engage in overallotment, stabilizing transactions or syndicate covering transactions in connection with this offering.

        We have agreed to pay the placement agents an aggregate fee equal to 6.0% of the proceeds of this offering and to reimburse the reasonable out-of-pocket expenses that they incur in connection with the offering. The following table shows the per share and total fees we will pay to the placement agents in connection with the sale of the shares offered to the investors pursuant to this prospectus supplement:

Per share fee for shares sold to public	$0.30
Total	$1,800,000

Lock-Up Agreements

        We have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, without the prior written consent of Lehman Brothers Inc. for a period of 90 days after the date of the final prospectus supplement, except issuances pursuant to the exercise of outstanding options and warrants or the conversion of outstanding convertible securities, grants of stock and stock options pursuant to the terms of our equity incentive plans, the issuance of shares in connection with strategic investments or acquisitions, and transactions relating to securities we acquire in the open market.

        Our executive officers and directors have agreed under lock-up agreements that, without the prior written consent of Lehman Brothers Inc. they will not, subject to certain specified exceptions, offer, sell or otherwise dispose of any shares of common stock or any securities which may be converted into or exchanged for any shares of common stock owned by such persons until 90 days after the date of the final prospectus supplement.

        Lehman Brothers Inc., in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice. When determining whether or not to release common stock and other securities from lock-up agreements, Lehman Brothers Inc. will consider, among other factors, the holder's reasons for requesting the release, the number of shares of common stock and other securities for which the release is being requested and market conditions at the time.

European Economic Area

        To the extent that the offer of the common stock is made in any Member State of the European Economic Area that has implemented the Prospectus Directive before the date of publication of a prospectus in relation to the common stock which has been approved by the competent authority in the Member State in accordance with the Prospectus Directive (or, where appropriate, published in accordance with the Prospectus Directive and notified to the competent authority in the Member State in accordance with the Prospectus Directive), the offer (including any offer pursuant to this document) is only addressed to qualified investors in that Member State within the meaning of the Prospectus Directive or has been or will be made otherwise in circumstances that do not require us to publish a prospectus pursuant to the Prospectus Directive.

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), we, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date"), have not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that we may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

    (a)
    to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

    (b)
    to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

    (c)
    in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of shares to the public" in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/ EC and includes any relevant implementing measure in each Relevant Member State.

        The EEA selling restriction is in addition to any other selling restrictions set out below. In relation to each Relevant Member State, each purchaser of shares of common stock will be deemed to have represented, acknowledged and agreed that it will not make an offer of shares of common stock to the public in any Relevant Member State, except that it may, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, make an offer of shares of common stock to the public in that Relevant Member State at any time in any circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive, provided that such purchaser agrees that it has not and will not make an offer of any shares of common stock in reliance or purported reliance on Article 3(2)(b) of the Prospectus Directive. For the

purposes of this provision, the expression an "offer of Shares to the public" in relation to any shares of common stock in any Relevant Member State has the same meaning as in the preceding paragraph.

Germany

        The shares have not been and will not be offered to the public within the meaning of the German Sales Prospectus Act (Verkaufsprospektgesetz) or the German Investment Act (Investmentgesetz). The shares have not been and will not be listed on a German exchange. No sales prospectus pursuant to the German Sales Prospectus Act has been or will be published or circulated in Germany or filed with the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht) or any other governmental or regulatory authority in Germany. This prospectus supplement does not constitute an offer to the public in Germany and it does not serve for public distribution of the shares in Germany. Neither this prospectus supplement, nor any other document issued in connection with this offering, may be issued or distributed to any person in Germany except under circumstances which do not constitute an offer to the public within the meaning of the German Sales Prospectus Act or the German Investment Act.

Iceland

        This prospectus supplement has been issued to you for your personal use only and exclusively for the purposes of the investment scheme. Accordingly, this prospectus supplement may not be used for any other purpose nor passed on to any other person in Iceland. The securities offering described in this prospectus supplement is an unregulated investment scheme. The securities which are the object of this prospectus supplement are not registered for public distribution in Iceland with the Financial Supervisory Authority pursuant to the Icelandic Act on Securities Transactions No. 33/2003 or the Icelandic Act on Ucits-Funds and Other Investment Funds No. 30/2003 and supplementary regulations. The securities may not be offered or sold by means of this prospectus supplement or any way later resold to other than entities or persons defined as institutional investors in the meaning of Item No. 7 in Article 2 of the Icelandic Act on Securities Transactions and the Regulation of the Transactions of Securities No. 233/2003. Any resale of the securities in Iceland will need to take place in accordance with the provisions of the Icelandic Act on Securities Transactions.

Switzerland

        The shares may not be offered or sold to any investors in Switzerland other than on a non-public basis. This prospectus supplement does not constitute a prospectus within the meaning of Article 652a and Art. 1156 of the Swiss Code of Obligations (Schweizerisches Obligationenrecht). Neither this offering nor the shares have been or will be approved by any Swiss regulatory authority.

United Kingdom

        This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (e) of the Order (all such persons together being referred to as "relevant persons"). The shares of common stock are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such common stock will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

        Each of the placement agents has represented and agreed that:

    (a)
    it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity

      (within the meaning of Section 21 of the Financial Services and Markets Act 2000 or FSMA) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

    (b)
    it has complied with, and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

        Stevens & Lee, P.C., Princeton, New Jersey will pass upon the validity of the securities being offered under this prospectus supplement. Davis Polk & Wardwell, New York, New York, will pass on certain legal matters for the placement agents.

EXPERTS

        The financial statements as of December 31, 2005 and 2004, and for the years then ended, and management's report on the effectiveness of internal control over financial reporting as of December 31, 2005 incorporated by reference in this prospectus supplement from the Company's Annual Report on Form 10-K for the year ended December 31, 2005 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference herein, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The financial statements for the year ended December 31, 2003 incorporated in this Prospectus Supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus supplement is a part of a registration statement on Form S-3, which we filed with the Securities and Exchange Commission ("SEC") under the Securities Act. It omits some of the information set forth in the registration statement. You can find additional information about us in the accompanying prospectus and the registration statement. Copies of the registration statement are on file at the offices of the SEC. You may obtain them by paying the prescribed fee or you may examine them without charge at the SEC's public reference facilities described below.

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as required by the Exchange Act, we file reports, proxy statements and other information with the SEC. You may inspect these reports, proxy statements and other information without charge and copy them at the Public Reference Room maintained by the SEC at 100 F Street, NE, Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The information we file with the SEC is also available through the SEC's website (http://www.sec.gov) and our website (http://www.decode.com).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents, which we have filed with the SEC, are incorporated herein by reference:

          (a)   Our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed on March 15, 2006;

          (b)   Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, filed on May 10, 2006;

          (c)   Our Current Reports on Form 8-K filed January 23, 2006, January 30, 2006, May 11, 2006 and June 29, 2006; and

          (d)   The description of our capital stock contained in our Form 8-A filed on June 26, 2000 pursuant to Section 12(g) of the Exchange Act.

        All documents which we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to termination of the offering shall be deemed to be incorporated by reference herein and to be a part of this prospectus supplement from the date of the filing of such documents. Any statement contained in this prospectus supplement or in a document incorporated by reference or deemed to be incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that the statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. Nothing in this prospectus shall be deemed to incorporate information furnished by us but not filed with the SEC pursuant to a Current Report on Form 8-K.

        This prospectus supplement incorporates documents by reference which are not presented herein or delivered herewith. We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated into this prospectus supplement and deemed to be a part of this prospectus supplement, other than exhibits to the documents unless such exhibits are specifically incorporated by reference in the documents. These documents are available upon request from Edward Farmer at deCODE, Sturlugata 8, IS-101 Reykjavik, Iceland, telephone number is +011-354-570-1900. Our website is located at www.decode.com. Information on our website is not incorporated by reference into this prospectus supplement.

deCODE genetics, Inc.

Common Stock
Preferred Stock
Debt Securities
Warrants
Units
$100,000,000

        This prospectus will allow us to issue our common stock, preferred stock, debt securities and warrants for debt or equity securities, either individually or in units, from time to time in one or more offerings. We will provide a prospectus supplement each time we issue securities; the prospectus supplement will inform you about the specific terms of that offering and also may add, update or change information contained in this document. You should read this document and any prospectus supplement carefully before you invest.

        Our common stock is traded on The Nasdaq National Market under the symbol "DCGN." On December 1, 2005 the last reported sale price of the common stock was $8.52 per share.

        Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page 4 of this prospectus to read about factors you should consider before buying our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 16, 2005

About This Prospectus	2
deCODE genetics, Inc.	3
Risk Factors	5
Forward-Looking Statements	18
The Securities We May Offer	18
Legal Ownership of Securities	26
Ratio of Earnings	29
Use of Proceeds	30
Plan of Distribution	30
Legal Matters	31
Experts	32
Where You Can Find More Information	32
Incorporation of Certain Documents by Reference	32

ABOUT THIS PROSPECTUS

        This prospectus is a part of a registration statement we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the securities. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described below in "Where You Can Find More Information."

        You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with additional or different information. This prospectus is not an offer to sell or a solicitation of an offer to buy our securities in any jurisdiction where it is unlawful to do so. The information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document, regardless of the time of delivery of this prospectus or of any sale of our securities.

deCODE genetics, Inc.

        Headquartered in Reykjavik, Iceland, deCODE is a biopharmaceutical company applying its discoveries in human genetics to develop drugs for common diseases. We use our population approach and resources to isolate genes and drug targets directly involved in the development of disease. We are developing therapeutics aimed at combating the causes of disease, not just the signs and symptoms. As these diseases are common and current therapies are of limited effectiveness, we believe that our strategy represents a significant opportunity to create better medicine with major potential in the global marketplace.

        We believe that deCODE's advantage derives from our population approach to human genetics and the ability to apply this approach across the drug development process. In Iceland, we have comprehensive population resources that enable our scientists to efficiently conduct genome- and population-wide scans to identify key genes and gene variations contributing to common diseases. The proteins encoded by these genes, and other proteins with which they interact in the disease pathway, offer drug targets that appear to be directly involved in the onset and progression of disease. Small-molecule drugs that target these proteins may therefore represent a direct means of modulating the onset or progression of the disease.

        Through our medicinal chemistry and structural biology subsidiaries based in the United States we are able to discover novel small-molecule therapeutic compounds, take candidate compounds through preclinical testing, and manufacture sufficient quantities for early-stage clinical trials. Encode, our wholly-owned clinical research organization in Reykjavik, conducts Information-rich clinical trials™ (IRCTs) that utilize our population data and approach to make the clinical development process a more efficient and sensitive means of testing new drugs. In certain programs we have also taken advantage of the fact that drug targets we have identified through our genetics research have already been employed by other companies to make developmental compounds for other indications. By licensing these compounds or entering into co-development arrangements we have been able to leapfrog over several years of drug discovery, entering directly into Phase II clinical trials.

        In order to support our drug development infrastructure, conserve our cash resources for use in our proprietary therapeutics programs, and diversify risk in our overall drug development portfolio, deCODE also leverages its capabilities to form corporate alliances and to provide services to fee-paying customers. We have formed drug and other product development alliances with Roche and Merck, among others. In addition to conducting work on our targets in our internal and collaborative drug development programs, our medicinal chemistry subsidiary provides drug discovery services to a range of fee-for-service customers. Other service offerings include protein crystallization products, protein crystallization instruments and protein structure analysis through our structural biology subsidiary; clinical trials services through Encode; and DNA analysis services through our genotyping laboratory in Reykjavik. Our customers include pharmaceutical and biotechnology companies, as well as universities and public-sector research organizations. As an additional means for deriving commercial value from our gene discovery work, we are applying our findings to create DNA-based diagnostics. Because such tests analyze the same links between genetic variation and disease that we have used to identify drug targets, they can be employed to identify patients likely to respond well to a given drug therapy, as well as to identify individuals at an increased inherited risk of developing a disease.

        deCODE was incorporated in Delaware in 1996. Our internet address is www.decode.com. Our address is Sturlugata 8, IS-101 Reykjavik, Iceland and our telephone number is + 011-354-570-1900. We make available free of charge through our internet website our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934. We do so as soon as reasonably practicable after we electronically file such material with the Securities and Exchange Commission.

        References in this prospectus to deCODE, the "Company," "we" and "us" refer to deCODE genetics, Inc., a Delaware company, and deCODE genetics, Inc.'s wholly owned subsidiary, Islensk erfdagreining ehf., an Icelandic company registered in Reykjavik, and its subsidiaries, as well as deCODE genetics, Inc.'s wholly-owned subsidiaries deCODE chemistry, Inc. and deCODE biostructures, Inc., Delaware corporations, and their subsidiaries.

RISK FACTORS

        Investing in our securities involves a high degree of risk. You should carefully consider the risks described below before purchasing our securities. The risks described below are not the only ones facing our company. Additional risks not presently known to us, or that we currently believe are immaterial, may also impair our business. Our business could be harmed by any of these risks. As a result, the trading price of our securities could decline, and you might lose all or part of your investment. In assessing these risks, you should also refer to the other information contained in or incorporated by reference into this prospectus and any prospectus supplement.

Risks Related to Our Business

We may not successfully develop or derive revenues from any products.

        We use our technology and research capabilities to identify genes and gene variations that contribute to certain diseases and then develop small molecule drugs that target proteins produced by these genes. Although we have identified genes that we believe are likely to cause certain diseases, we may not be correct and may not be successful in identifying any other similar genes or in developing drugs based on these discoveries. Many experts believe that some of the diseases we are targeting are caused by both genetic and environmental factors. Even if we identify specific genes that are partly responsible for causing diseases, any therapeutic or diagnostic products we develop as a result of our genetic work may not detect, prevent, treat or cure a particular disease. Any pharmaceutical or diagnostic products that we or our collaborators are able to develop will fail to produce revenues unless we:

  •
  establish that they are safe and effective;

  •
  successfully compete with other technologies and products;

  •
  ensure that they do not infringe on the proprietary rights of others;

  •
  establish that they can be manufactured in sufficient quantities at reasonable costs;

  •
  obtain and maintain regulatory approvals for them; and

  •
  can market them successfully.

        We may not be able to meet these conditions. We expect that it will be years, if ever, before we will recognize significant revenue from the development of therapeutic or diagnostic products.

If we continue to incur operating losses longer than anticipated, or in amounts greater than anticipated, we may be unable to continue our operations.

        We incurred a net loss of $41.6 million for the nine-months ended September 30, 2005 and $57.3 million for the year ended December 31, 2004, and had an accumulated deficit of $429.1 million at September 30, 2005. We have never generated a profit and we have not generated revenues except for payments received in connection with our research and development collaborations with Roche, Merck and others from contract services and under grants. Our research and development expenditures and general and administrative costs have exceeded our revenue to date, and we expect to spend significant additional amounts to fund research and development in order to enhance our core technologies and undertake product development (including drug development and related clinical trials). We do not expect to receive royalties or other revenues from commercial sales of products developed using our technology in the near term. It may be several years before product revenues materialize, if they do at all. As a result, we expect to incur net losses for several years. If the time required to generate product revenues and achieve profitability is longer than we currently anticipate or the level of losses is greater than we currently anticipate, we may not be able to continue our operations.

If our assumption about the role of genes in disease is wrong, we may not be able to develop useful products.

        The products we hope to develop involve new and unproven approaches. They are based on the assumption that information about genes may help scientists to better understand complex disease processes. Scientists generally have a limited understanding of the role of genes in diseases, and few products based on gene discoveries have been developed. Of the products that exist, all are diagnostic products. To date, we know of no therapeutic products based on disease-gene discoveries. If our assumption about the role of genes in the disease process is wrong, our gene discovery programs may not result in products.

Clinical trials required for our product candidates or the products of our customers and partners are expensive and time-consuming, and their outcome is uncertain.

        Before obtaining regulatory approvals for the commercial sale of any of our products under development, we must demonstrate through pre-clinical studies and clinical trials that the product is safe and effective for use in each target indication. Pre-clinical testing and clinical development are long, expensive and uncertain processes. It may take several years to complete testing for a product and failure can occur at any stage of testing. The length of time necessary to complete clinical trials varies significantly and may be difficult to predict. Factors that can cause delay or termination of our clinical trials include:

  •
  slower than expected patient enrollment due to the nature of the protocol, the proximity of patients to clinical sites, the eligibility criteria for the study, competition with clinical trials for other drug candidates or other factors;

  •
  lower than expected retention rates of patients in a clinical trial;

  •
  delayed approval of study protocol and pharmacogenomic components of studies by regulatory agencies in different countries, some of which are still developing policies with respect to pharmacogenomic testing;

  •
  inadequately trained or insufficient personnel at the study site to assist in overseeing and monitoring clinical trials;

  •
  delays in approvals or failure to obtain approval from the pertinent review boards or regulatory authorities;

  •
  longer treatment time required to demonstrate effectiveness or determine the appropriate product dose;

  •
  lack of sufficient supply of the product candidate;

  •
  adverse medical events or side effects in treated patients;

  •
  lack of effectiveness of the product candidate being tested; and

  •
  regulatory changes.

        Even if we obtain positive results from pre-clinical or clinical trials for a particular product, we may not achieve the same success in future trials of that product. In addition, some or all of the clinical trials we undertake may not demonstrate sufficient safety and efficacy to obtain the requisite regulatory approvals, which could prevent the creation of marketable products. Our product development costs will increase if we have delays in testing or approvals, if we need to perform more or larger clinical trials than planned or if our trials are not successful. Delays in our clinical trials may harm our financial results and the commercial prospects for our products. Delays or termination of clinical trials that we conduct for our partners or customers may also harm our financial results as payments under these contracts may be delayed, reduced or curtailed.

Co-development of therapeutic and diagnostic products may be required, and delays in the development and approval of a commercially available diagnostic may delay drug approval or impede market acceptance of the therapeutic product.

        The use of some of our therapeutic products may be dependent upon the selection of patients using both clinical and genetic markers. This may require co-development and clinical testing of the therapeutic drug and a related diagnostic product. In the United States, drug approval could be delayed until we successfully obtain FDA approval of the related diagnostic product. In addition, if the diagnostic test cannot be performed on a commercially viable basis, it may impede market acceptance of our approved therapeutic products. To successfully co-develop and market a drug and diagnostic we may also need to establish and maintain successful partnerships with manufacturing and marketing partners for diagnostic products. If necessary partnerships can not be established or maintained, the development of our therapeutics and/or diagnostics may be delayed or may fail.

Because revenues are concentrated, the loss of a significant customer would harm our business.

        Historically, a substantial portion of our revenue has been derived from contracts with a limited number of significant customers. Our largest customer, Roche, accounted for approximately 17% and 28% of our consolidated revenue in the three-month periods ended September 30, 2005 and 2004, respectively, and 21% and 31% of our consolidated revenue in the nine-month periods ended September 30, 2005 and 2004, respectively. Revenue under our alliances with Merck accounted for approximately 21% and 28% of our consolidated revenue in the three-month periods ended September 30, 2005 and 2004, respectively, and 19% and 21% of our consolidated revenue in the nine-month periods ended September 30, 2005 and 2004, respectively. The loss of any significant customer may significantly lower our revenues and affect the resources available to support our drug discovery programs.

If we are not able to obtain sufficient additional funding to meet our capital requirements, we may be forced to reduce or terminate our research and product development programs.

        We have spent substantial amounts of cash to fund our research and development activities and expect to continue to spend substantial amounts for these activities over the next several years. We expect to use cash to collect, generate and analyze genotypic and disease data from volunteers in our disease-gene research programs; to conduct drug discovery and development activities (including clinical trials); and to continue other research and development activities. Many factors will influence our future capital needs, including:

  •
  the number, breadth and progress of our discovery and research programs;

  •
  our ability to attract customers;

  •
  our ability to commercialize our discoveries and the resources we devote to commercialization;

  •
  the amount we spend to enforce patent claims and other intellectual property rights; and

  •
  the costs and timing of regulatory approvals.

        We have relied on, may continue to rely on partnerships for significant funding of our research efforts. In addition, we may seek additional funding through public or private equity offerings and debt financings. We may not be able to obtain additional financing when we need it or the financing may not be on terms favorable to us or our stockholders. Stockholders' ownership will be diluted if we raise additional capital by issuing equity securities.

        If we raise additional funds through collaborations and licensing arrangements, we may have to relinquish rights to some of our technologies or product candidates, or grant licenses on unfavorable terms. If adequate funds are not available, we would have to scale back or terminate our discovery and research programs and product development.

If we cannot successfully develop a marketing and sales force or maintain suitable arrangements with third parties to market and sell our products, our ability to deliver products may be impaired.

        We currently have no experience in marketing or selling pharmaceutical products. In order to achieve commercial success for any approved product, we must either develop a marketing and sales force, which will require substantial additional funds and personnel, or, where appropriate or permissible, enter into arrangements with third parties to market and sell our products. We might not be successful in developing marketing and sales capabilities. Further, we may not be able to enter into marketing and sales agreements with others on acceptable terms, and any such arrangements, if entered into, may be terminated. If we develop our own marketing and sales capability, it will compete with other companies that currently have experienced, well-funded and larger marketing and sales operations. To the extent that we enter into co-promotion or other sales and marketing arrangements with other companies, revenues will depend on the efforts of others, which may not be successful.

If we cannot successfully form and maintain suitable arrangements with third parties for the manufacturing of the products we may develop, our ability to develop or deliver products may be impaired.

        We have no experience in manufacturing products for commercial purposes and do not have manufacturing facilities that can produce sufficient quantities of drugs for large scale clinical trials. Accordingly, we must either develop such facilities, which will require substantial additional funds, or rely on contract manufacturers for the production of products for development and commercial purposes. In order to conduct our currently planned Phase III clinical trial of DG031, we will have to contract with third parties to manufacture a sufficient supply of the drug for the trial and to produce tablets containing DG031 in amounts sufficient for the clinical trial. While we have signed contracts with suppliers for the production of DG031 material and tablets for the planned launch of our Phase III clinical trial, we have not received the finished drug tablets, and we may fail to secure sufficient supply of the drug in a timely manner over the duration of the trial.

        The manufacture of our products for clinical trials and commercial purposes is subject to Good Manufacturing Practices (cGMP) regulations promulgated by the FDA. In the event that we are unable to develop satisfactory manufacturing facilities or obtain or retain third-party manufacturing for our products, we will not be able to commercialize such products as planned. We may not be able to enter into agreements for the manufacture of future products with manufacturers whose facilities and procedures comply with cGMP and other regulatory requirements. Our current dependence upon others for the manufacture of our products may adversely affect our ability to develop and deliver such products on a timely and competitive basis and, in the longer term, the profit margin, if any, on the sale of future products and our ability to develop and deliver such products on a timely and competitive basis.

Our reliance on the Icelandic population may limit the applicability of our discoveries to certain populations.

        The genetic make-up and prevalence of disease generally varies across populations around the world. Common complex diseases generally occur with a similar frequency in Iceland and other

European populations. However, the populations of other nations may be genetically predisposed to certain diseases because of mutations not present in the Icelandic population. As a result, we and our partners may be unable to develop diagnostic and therapeutic products that are effective on all or a portion of people with such diseases. For our business to succeed, we must be able to apply discoveries that we make on the basis of the Icelandic population to other markets.

If we fail to protect confidential data adequately, we could incur a liability.

        Under laws and regulations in force in Iceland, including applicable European laws, directives and regulations, all information on individuals that is used in our population research is anonymized under the protocols and supervision of the Data Protection Authority of Iceland. If we fail to comply with these laws and regulations, we could lose public support for participation in our research and we could be liable to legal action. Any failure to comply fully with all confidentiality requirements could lead to liability for damages incurred by individuals whose privacy is violated, the loss of our customers and reputation and the loss of the goodwill and participation of the Icelandic population, including healthcare professionals. These eventualities could materially adversely affect our work in Iceland.

Some parts of our product development services create a risk of liability from clinical trial participants and the parties with whom we contract.

        Through our wholly owned subsidiary Encode ehf., we conduct clinical trials of products we are developing and contract with drug companies and clinical research organizations to perform a wide range of services to assist them in bringing new drugs to market. Our services include:

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  supervising clinical trials;

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  data and laboratory analysis;

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  patient recruitment; and

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  acting as investigators in conducting clinical trials.

If, in the course of these trials or activities,

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  we do not perform our services to contractual or regulatory standards;

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  we fail to obtain permission to conduct trials from the appropriate authorities in Iceland;

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  patients or volunteers suffer personal injury caused by or death from adverse reactions to the test drugs or otherwise;

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  there are deficiencies in the professional conduct of the investigators with whom we contract;

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  our laboratories inaccurately report or fail to report lab results; or

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  our informatics products violate rights of third parties,

then we could be held liable for these eventualities by the drug companies and clinical research organizations with whom we contract or by study participants. We maintain product liability insurance for claims arising from the use of products we are developing in clinical trials conducted by Encode and are covered by the product liability insurance of the drug companies and clinical research organizations for whom we provide clinical trial services for claims arising from the use of their products in such trials. Such insurance may be inadequate and in any event would not cover the risk of a customer deciding not to do business with us as a result of poor performance or claims for a customer's financial loss as the result of our failure to perform our contractual obligations properly.

Use of therapeutic or diagnostic products developed as a result of our programs may result in product liability claims for which we have inadequate insurance.

        The users of any therapeutic or diagnostic products developed by us or our collaborators as a result of our discovery or research programs (including participants in our clinical trials) may bring product liability claims against us. Except as described above with respect to clinical trials conducted by Encode, we currently do not carry liability insurance to cover such claims (although we expect to obtain such insurance for our Phase III trial of DG031). We are not certain that we or our collaborators will be able to obtain such insurance or, if obtained, that sufficient coverage can be acquired at a reasonable cost. If we cannot protect against potential liability claims, we or our collaborators may find it difficult or impossible to commercialize products.

Our fee-for-service work bears certain risks of liability to our customers.

        Our subsidiaries, deCODE chemistry, Inc., deCODE biostructures, Inc., and Emerald Biosystems, Inc., provide services and products for third party customers who pay us on a fee-for-service or product basis. In this function, we often synthesize compounds and provide recommendations for research direction for our customers.

        We also provide contract research services in X-ray crystallographic structure determination of protein-ligand complexes for customers, and often recommend targets to customers based on these determinations.

        We may be liable to our customers for damages if we perform such services negligently or with willful misconduct, or if we provide customers with defective products. We also may be held liable for failure to meet specifications or failure to comply with other contractual conditions. While our agreements with customers limit our liability and while we carry general commercial liability insurance, such contractual limitations may not be effective in the event of our material breach of the agreements, gross negligence, or willful misconduct and such insurance may not be adequate. We also supply compounds for clinical trials conducted by our customers. In doing so, we may provide materials requiring certification of compliance with cGMP regulations applicable to production of such materials. If we are found not to have complied with such requirements, we may incur liabilities related to such failures. If participants in these trials suffer personal injury or death from adverse reactions to the test drugs, we could be held liable to our customers or the participants. We maintain product liability insurance for claims arising from the use of products we supply. However, such insurance may be inadequate. Failure to perform to customer expectation also may limit future business from our existing customers, or could result in the holdback of certain payments due to us.

        Our facilities where work for customers is conducted are subject to audits by FDA and by customers. In the event we are found in non-compliance by FDA, there is a risk that such facility may be subject to corrective measures up to and including the closure of the facility. Such closure would have impact on our ability to meet customer obligations as well as obligations relating to our internal programs. Customer audits may lead to disputes regarding compliance with contractual terms, which could lead to potential disputes and/or liabilities as described above.

        In addition, we typically have the obligation to maintain the confidentiality of proprietary information of our customers. While we have systems in place to ensure that such confidentiality is protected, we do conduct work on our internal projects at the same facilities where we work for our customers; therefore, there is an increased risk that customers may claim that we have violated our confidentiality obligations or used their proprietary information in our proprietary projects.

Increased leverage as a result of our convertible debt may harm our financial condition and results of operations.

        On September 30, 2005, we had $157.9 million of outstanding debt as reflected in our balance sheet. We may incur additional indebtedness in the future and our outstanding 3.5% Senior Convertible Notes (the "Notes") do not restrict our future issuance of indebtedness. Our level of indebtedness will have several important effects on our future operations, including, without limitation:

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  a portion of our cash flow from operations will be dedicated to the payment of any interest required with respect to outstanding indebtedness;

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  increases in our outstanding indebtedness and leverage will increase our vulnerability to adverse changes in general economic and industry conditions, as well as to competitive pressure; and

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  depending on the levels of our outstanding debt, our ability to obtain additional financing for working capital, capital expenditures, general corporate and other purposes may be limited.

        Our ability to make payments of principal and interest on our indebtedness depends upon our future performance, which will be subject to the success of our development and commercialization of new pharmaceutical products, general economic conditions, industry cycles and financial, business and other factors affecting our operations, many of which are beyond our control. If we are not able to generate sufficient cash flow from operations in the future to service our debt, we may be required, among other things:

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  to seek additional financing in the debt or equity markets;

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  to refinance or restructure all or a portion of our indebtedness, including the Notes;

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  to sell selected assets; or

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  to reduce or delay expenditures on planned activities, including but not limited to clinical trials, and development and commercialization activities.

Such measures might not be sufficient to enable us to service our debt. In addition, any such financing, refinancing or sale of assets might not be available on economically favorable terms.

We may be unable to hire and retain the key personnel upon whom our success depends.

        We depend on the principal members of our management and scientific staff, including Dr. Kari Stefansson, Chairman, President and Chief Executive Officer. We have not entered into agreements with any of these people that bind them to a specific period of employment. If any of these people leave, our ability to conduct our operations may be negatively affected. Our future success also will depend in part on our ability to attract, hire and retain additional personnel. There is intense competition for such qualified personnel and we cannot be certain that we will be able to continue to attract and retain such personnel. Failure to attract and retain key personnel could have a material adverse effect on us.

Currency fluctuations may negatively affect our financial condition.

        We primarily expend or generate cash in U.S. dollars, our functional currency. We also publish our consolidated financial statements in U.S. dollars. Currency fluctuations can affect our financial results because a portion of our cash reserves, our debt and our operating costs are in Icelandic kronas. A fluctuation of the exchange rates of the Icelandic krona against the U.S. dollar can thus adversely affect the "buying power" of our cash reserves and revenues. Most of our long-term liabilities are U.S. dollar denominated. However, we may enter into hedging transactions if we have substantial foreign currency exposure in the future. We may have increased exposure as a result of investments or payments from collaborative partners.

Our contracts may terminate upon short notice.

        Many of our contracts for research services are terminable on short notice. This means that our contracts could be terminated for numerous reasons, any of which may be beyond our control such as a reduction or reallocation of a customer's research and development budget or a change in a customer's overall financial condition. The loss of a large contract or multiple smaller contracts, or a significant decrease in revenue derived from a contract, could significantly reduce our profitability and require us to reallocate under-utilized physical and professional resources.

Risks Related to Our Collaborative Relationships

If we are unable to form and maintain the collaborative relationships that our business strategy requires, our programs will suffer and we may not be able to develop products.

        Our strategy for developing products and deriving revenues from them is dependent, in part, upon our ability to enter into collaborative arrangements with research collaborators, corporate partners and others. We may rely on these arrangements both to provide funding necessary to our product development and to obtain goods and services that we require for our product development. We do not have the capacity to conduct large scale Phase III clinical trials and will rely on partnerships or third party contractors to conduct our Phase III trials, including our currently planned Phase III trial of DG031. We will rely on these third parties to provide us with clinical material for the trial and various services necessary to organize and conduct a multi-center, multinational study, as well as other goods and services. We have not entered into contracts for all goods and services required for the Phase III trial of DG031 at this time. Our arrangement for this and other Phase III trials will be subject to risks described below, with respect to our collaborative relationships.

        If our collaborations are not successful or if we are not able to manage multiple collaborations successfully, our programs may suffer. If we increase the number of collaborations, it will become more difficult to manage the various collaborations successfully and the potential for conflicts among the collaborators as to rights to the technology and products generated under work conducted with us will increase.

Dependence on collaborative relationships may lead to delays in product development, product defects and disputes over rights to technology.

        We may form collaborative relationships (including relationships with clinical research organizations to conduct clinical trials on our behalf) that will, in some cases, make us dependent on collaborators for the pre-clinical studies and/or clinical trials and for regulatory approval of any products that we are developing. Failure of such collaborators to perform under these agreements properly in a timely manner, or at all, may lead to delays in our product development. In addition, if participants in the trials conducted by our collaborators suffer personal injury or death as a result of actions of the collaborators, we could be held liable. In some cases, our agreements with collaborators typically allow them significant discretion in electing whether and how to pursue such activities. We cannot control the amount and timing of resources collaborators will devote to these programs or potential products.

        Our collaborators may stop supporting our products or providing services to us if they develop or obtain rights to competing products. Disputes may arise in the future over the ownership of rights to any technology developed with collaborators. These and other possible disagreements between our collaborators and us could lead to delays in the collaborative research, development or commercialization of products. Such disagreements could also result in litigation or require arbitration to resolve.

Risks Related to Our Industry

Concerns regarding the use of genetic testing results may limit the commercial viability of any products we develop.

        Other companies have developed genetic predisposition tests that have raised ethical concerns. It is possible that employers or others could discriminate against people who have a genetic predisposition to certain diseases. Concern regarding possible discrimination may result in governmental authorities enacting restrictions or bans on the use of all, or certain types of, genetic testing. Similarly, such concerns may lead individuals to refuse to use genetic tests even if permissible. These factors may limit the market for, and therefore the commercial viability of, products that our collaborators and/or we may develop.

We may not be able to compete successfully with other companies and government agencies in the development and marketing of products and services.

        A number of companies are attempting to rapidly identify and patent genes that cause diseases or an increased susceptibility to diseases. Competition in this field and our other areas of business, including drug discovery and development is intense and is expected to increase. We have numerous competitors, including major pharmaceutical and diagnostic companies, specialized biotechnology firms, universities and other research institutions, and other government-sponsored entities and companies providing healthcare information products. Our collaborators, including Roche and Merck, may also compete with us. Many of our competitors, either alone or with collaborators, have considerably greater capital resources, research and development staffs and facilities, and technical and other resources than we do, which may allow them to discover important genes or develop drugs based on such discoveries before we do. We believe that a number of our competitors are developing competing products and services that may be commercially successful and that are further advanced in development than our potential products and services. To succeed, we, together with our collaborators, must discover disease-predisposing genes, characterize their functions, develop genetic tests or therapeutic products and related information services based on such discoveries, obtain regulatory and other approvals, and launch such services or products before competitors. Even if we or our collaborators are successful in developing effective products or services, our products and services may not successfully compete with those of our competitors, including cases where the competing drugs use the same mechanism of action as our products. Our competitors may succeed in developing and marketing products and services that are more effective than ours or that are marketed before ours.

        Competitors have established, and in the future may establish, patent positions with respect to gene sequences related to our research projects. Such patent positions or the public availability of gene sequences comprising substantial portions of the human genome could decrease the potential value of our research projects and make it more difficult for us to compete. We may also face competition from other entities in gaining access to DNA samples used for research and development purposes. Our competitors may also obtain patent protection or other intellectual property rights that could limit our rights, or our customers' ability, to use our technologies or databases, or commercialize therapeutic or diagnostics products. In addition, we face, and will continue to face, intense competition from other companies for collaborative arrangements with pharmaceutical and biotechnology companies, for establishing relationships with academic and research institutions and for licenses to proprietary technology.

        We expect competition to intensify as technical advances are made and become more widely known. Our future success will depend in large part on maintaining a competitive position in the genomic field. Rapid technological development may result in products or technologies becoming obsolete before we recover the expenses we incur in developing them.

        Our ability to compete successfully will depend, in part, on our ability, and that of our collaborators, to:

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  develop proprietary products;

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  develop and maintain products that reach the market first, and are technologically superior to, and more cost effective than, other products on the market;

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  obtain patent or other proprietary protection for our products and technologies;

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  attract and retain scientific and product development personnel;

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  obtain required regulatory approvals; and

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  manufacture, market and sell products that we develop.

Changes in outsourcing trends and economic conditions in the pharmaceutical and biotechnology industries could adversely affect our growth.

        Economic factors and industry trends that affect our primary customers, pharmaceutical and biotechnology companies, also affect our business. For example, the practice of many companies in these industries has been to outsource to organizations like us the conduct of genetic research, clinical research, sales and marketing projects and chemistry and structural biology research and development projects. If these industries reduce their present tendency to outsource those projects, our operations, financial condition and growth rate could be materially and adversely affected. These alliances and arrangements are both time consuming and complex and we face substantial competition in establishing these relationships. In addition, our ability to generate new business could be impaired by general economic downturns in our customers' industries. We have experienced increasing pressure on the part of our customers to reduce expenses, including the use of our services as a result of negative economic trends generally and in the pharmaceutical industry. If pharmaceutical and biotechnology companies discontinue or decrease their usage of our services, including as a result of the slowdown in the overall U.S. economy, our revenues and earnings could be lower than we expect and our revenues may decrease or not grow at historical rates.

If regulatory approvals for products resulting from our gene discovery programs are not obtained, we will not be able to derive revenues from these products.

        Government agencies must approve new drugs and diagnostic products in the countries in which they are to be marketed. We cannot be certain that we can obtain regulatory approval for any drugs or diagnostic products resulting from our gene discovery programs. The regulatory process can take many years and require substantial resources. Because some of the products likely to result from our disease research programs involve the application of new technologies and may be based upon a new therapeutic approach, various government regulatory authorities may subject such products to substantial additional review. As a result, these authorities may grant regulatory approvals for these products more slowly than for products using more conventional technologies. Furthermore, regulatory approval may impose limitations on the use of a drug or diagnostic product.

        Even if a product is approved for marketing, it and its manufacturer must undergo continuing review. Discovery of previously unknown problems with a product may have adverse effects on our business, financial condition and results of operations, including withdrawal of the product from the market.

Third party reimbursement and health care reform policies may reduce market acceptance of our products.

        Our success will depend in part on the price and extent to which we will be paid for our products by government and health administration authorities, private health insurers and other third party payers. Reimbursement for newly approved healthcare products is uncertain. Third party payers, including Medicare in the United States, are increasingly challenging the prices charged for medical products and services. They are increasingly attempting to contain healthcare costs by limiting both coverage and the level of reimbursement for new therapeutic products. We cannot be certain that any third party insurance coverage will be available to patients for any products we discover or develop. If third party payers do not provide adequate coverage and reimbursement levels for our products, the market acceptance of these products may be materially reduced.

        Numerous governments have undertaken efforts to control growing healthcare costs through legislation, regulation and voluntary agreements with medical care providers and pharmaceutical companies. If cost containment efforts limit the profits that can be derived from new drugs, our customers may reduce their research and development spending which could reduce the business they outsource to us.

Our operations involve a risk of injury or damage from hazardous materials, and if an accident were to occur, we could be subject to costly and damaging liability claims.

        In the course of our work, we handle and produce hazardous materials and chemicals as well as compounds which may have known or unknown characteristics such as toxicity and reactivity with other compounds. Although we have systems in place to manage such compounds and their characteristics, the risk of accidental contamination or injury from these materials cannot be completely eliminated. Any such contamination or injury could result in negative effects to our personnel or facilities, which could lead to liabilities as well as impacting our ability to meet customer obligations and conduct our internal programs.

Risks Related to Our Intellectual Property

We may not be able to protect the proprietary rights that are critical to our success.

        Our success will depend in part on our ability to protect our products, our genealogy database and genotypic data and any other proprietary databases that we develop and our proprietary software and other proprietary methods and technologies. Despite our efforts to protect our proprietary rights, unauthorized parties may be able to obtain and use information that we regard as proprietary.

        While we require employees, business partners, academic collaborators and consultants to enter into confidentiality agreements, there can be no assurance that proprietary information will not be disclosed, that others will not independently develop substantially equivalent proprietary information and techniques, otherwise gain access to our trade secrets or disclose such technology, or that we can meaningfully protect our trade secrets.

        Our commercial success will depend in part on obtaining patent protection. The patent positions of pharmaceutical, biopharmaceutical and biotechnology companies, including deCODE, are generally uncertain and involve complex legal and factual considerations. We cannot be sure that:

  •
  any of our pending patent applications will result in issued patents;

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  we will develop additional proprietary technologies that are patentable;

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  any patents issued to us or our partners will provide a basis for commercially viable products, will provide us with any competitive advantages or will not be challenged by third parties; or

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  the patents of others will not have an adverse effect on our ability to do business.

If we are unable to obtain patent protection for our technology or discoveries, the value of our proprietary resources may be adversely affected.

        In addition, patent law relating to the scope of claims in the area of genetics and gene discovery is still evolving and subject to uncertainty, including in areas important to us such as patenting of discoveries for the development of therapeutic methods, diagnostic methods and products that predict inherited susceptibility to diseases and diagnostic methods and products that predict drug response and disease progression. Accordingly, the degree of future protection for our proprietary rights is uncertain and, we cannot predict the breadth of claims allowed in any patents issued to us or others. We could also incur substantial costs in litigation if we are required to defend ourselves in patent suits brought by third parties or if we initiate such suits to enforce our own patents against potential infringers.

        Others may have filed and in the future are likely to file patent applications covering products or technology that are similar or identical to our products and technology. In addition, others may develop competitive products outside the protection that may be afforded by the claims of our patents. We cannot be certain that our patent applications will have priority over any patent applications of others. The mere issuance of a patent does not guarantee that it is valid or enforceable; thus even if we are holding or are granted patents, we cannot be sure that they would be valid and enforceable against third parties. Further, a patent does not provide the patent holder with freedom to operate in a way that infringes the patent rights of others. Any legal action against us or our partners claiming damages and seeking to enjoin commercial activities relating to the affected products and processes could, in addition to subjecting us to potential liability for damages, require us or our partners to obtain a license in order to continue to manufacture or market the affected products and processes. There can be no assurance that we or our partners would prevail in any action or that any license required under any patent would be made available on commercially acceptable terms, if at all. If licenses are not available, we or our partners may be required to cease marketing our products or practicing our methods.

        If expressed sequence tags, single nucleotide polymorphisms, or SNPs, or other sequence information become publicly available before we apply for patent protection on a corresponding full-length or partial gene, our ability to obtain patent protection for those genes or gene sequences could be adversely affected. In addition, other parties are attempting to rapidly identify and characterize genes through the use of gene expression analysis and other technologies. If any patents are issued to other parties on these partial or full-length genes or gene products or uses for such genes or gene products, the risk increases that the sale of our or our collaborators' potential products or processes may give rise to claims of patent infringement. The amount of supportive data required for issuance of patents for human therapeutics is highly uncertain. If more data than we have available is required, our ability to obtain patent protection could be delayed or otherwise adversely affected. Even with supportive data, the ability to obtain patents is uncertain in view of evolving examination guidelines, such as the utility and written description guidelines that the U.S. Patent and Trademark Office have adopted.

Our patent protection for DG031 may provide marketing exclusivity for only a limited term.

        The patents we licensed from Bayer for DG031 expire in 2009 and 2012. While we will seek to obtain one or more use patents protecting our proprietary rights to specific uses of this compound for a longer period, we cannot be certain that we will obtain such patents or that they will adequately protect us. In addition, although we may seek to extend the term of one of the patents we licensed from Bayer and to obtain marketing exclusivity under the Hatch-Waxman Act and equivalent foreign statutes, we cannot be certain that we will be successful. Expiration of patent(s) prior to regulatory approval may affect our ability to gain the full benefit of such possible term extension/marketing exclusivity. Further, even if regulatory approval is received before patent expiration, the U.S. Patent and Trademark Office and/or FDA may not rule on our application for term extension in a timely manner. If we cannot obtain new patents or fully extend the term of patent protection under one of the patents we licensed from Bayer, the amount of revenues that we will be able to derive from an approved product based on these patents may be adversely affected.

Any patent protection we obtain for our products may not prevent marketing of similar competing products.

        Patents on our products may not prevent our competitors from designing around and developing similar compounds or compounds with similar modes of action that may compete successfully with our products. Such third party compounds may prove to be superior to our products or gain wider market acceptance and thus adversely affect any revenue stream that we could otherwise expect from sales of our products.

Any patents we obtain may be challenged by producers of generic drugs.

        Patents on new drugs, which are also commonly referred to as "branded drugs" or "pioneer drugs," face increased scrutiny and challenges in the courts from manufacturers of generic drugs who may receive benefits such as limited marketing co-exclusivity if the challenge is successful. Such patent challenges typically occur when the generic manufacturer files an Abbreviated New Drug Application with the FDA and asserts that the patent or patents covering the branded drug are invalid or unenforceable, forcing the owner or licensee of the branded drug to file suit for patent infringement. If any patents we obtain are subject to such successful patent challenges, our marketing exclusivity may be eliminated or reduced in time, which would thus adversely affect any revenue stream that we could otherwise expect from sales of our products.

Risks Related to this Offering

Future sales of securities may dilute our stockholders.

        We may sell the securities covered by this prospectus in one or more transactions at prices and in a manner we determine from time to time. If we sell the securities in more than one transaction, stockholders who purchase stock covered by this prospectus may be materially diluted by subsequent sales that are also covered by this prospectus. In addition, we may sell securities from time to time in the future in transactions not covered by this prospectus. Such sales may also result in material dilution to our stockholders.

The price of our securities is volatile and the market value of your investment may decrease.

        The market prices for securities of biotechnology and pharmaceutical companies, including ours, have historically been highly volatile, and the market has from time to time experienced significant price and volume fluctuations that are unrelated to the actual performance of particular companies. In addition to the various risks described elsewhere in this prospectus, the following factors could have an adverse effect on the market price of our securities:

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  fluctuations in our operating results;

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  announcement of technological innovations or new therapeutic products by us or others;

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  clinical trial results;

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  developments concerning agreements with collaborators;

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  actual or threatened litigation;

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  governmental regulation and regulatory actions;

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  changes in patent laws;

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  developments concerning patent or other proprietary rights;

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  public concern as to the safety of drugs developed by us or others;

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  future sales of substantial amounts of securities by existing stockholders; and

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  general market conditions and economic and other external factors, including disasters, wars and other crises.

We may issue preferred stock with rights that could affect your rights and prevent a takeover of the business.

        Our board of directors has the authority, without further approval of our stockholders, to fix the rights and preferences, and to issue up to 6,716,666 shares of preferred stock. In addition, Delaware corporate law imposes limitations on certain business combinations. These provisions could, under certain circumstances, delay or prevent a change in control of deCODE and, accordingly, could adversely affect the price of our common stock.

FORWARD-LOOKING STATEMENTS

        This prospectus, including the documents incorporated by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events or our future financial performance. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "intend," "potential" or "continue" or the negative of such terms or other comparable terminology. We cannot assure you that our expectations and assumptions will prove to be correct. We do not intend to update or revise any forward-looking statements, whether as a result of future events, new information or otherwise, except to the extent that the reports we are required to file under the Securities Exchange Act of 1934, as amended, contain such updates or revisions. We have included important factors in the cautionary statements contained or incorporated by reference in this prospectus that we believe would cause our actual results to differ materially from the forward-looking statements that we make.

THE SECURITIES WE MAY OFFER

        We may offer common stock, preferred stock, debt securities, warrants and units.

Common Stock

        The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. Upon the liquidation, dissolution or winding up of deCODE, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are, and all shares of common stock that may be issued under this prospectus will be, fully paid and non-assessable.

Preferred Stock

        Under our Amended and Restated Certificate of Incorporation we may issue up to 6,716,666 shares of preferred stock. No shares of preferred stock or options to purchase preferred stock are currently outstanding. Our board of directors has the authority, without further action by the stockholders, to issue up to the maximum authorized number of shares of preferred stock in one or more series. The board of directors also has the authority to designate the rights, preferences, privileges and restrictions of each such series, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series. The rights, preferences, privileges and restrictions of each series will be fixed by the certificate of designation relating to that series. Any or all of the rights of the preferred stock may be greater than the rights of the common stock.

        The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of deCODE without further action by the stockholders. The issuance of preferred stock with voting and conversion rights may also adversely affect the voting power of the holders of common stock. In certain circumstances, an issuance of preferred stock could have the effect of decreasing the market price of the common stock.

        Whenever preferred stock is to be sold pursuant to this prospectus, we will file a prospectus supplement relating to that sale which will specify:

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  the number of shares in the series of preferred stock;

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  the designation for the series of preferred stock by number, letter or title that shall distinguish the series from any other series of preferred stock;

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  the dividend rate, if any, and whether dividends on that series of preferred stock will be cumulative, noncumulative or partially cumulative;

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  the voting rights of that series of preferred stock, if any;

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  any conversion provisions applicable to that series of preferred stock;

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  any redemption or sinking fund provisions applicable to that series of preferred stock;

  •
  the liquidation preference per share of that series of preferred stock, if any; and

  •
  the terms of any other preferences or rights, if any, applicable to that series of preferred stock.

Debt Securities

        The following description of the debt securities we may offer, together with the additional information included in any prospectus supplement, describes the material terms and conditions of this type of security but is not complete. For a more detailed description of the terms of the debt securities, please refer to the indenture between deCODE and a trustee to be selected, relating to the issuance of the senior notes, and the indenture between deCODE and a trustee to be selected, relating to the issuance of the subordinated notes. We have filed those indentures as exhibits to the registration statement of which this prospectus is a part.

        We will describe in a prospectus supplement the specific terms of any debt securities we may offer pursuant to this prospectus. If indicated in a prospectus supplement, the terms of such debt securities may differ from the terms described below.

        The senior notes will be issued under a senior indenture to be entered into between deCODE and the trustee named in the senior indenture. The subordinated notes will be issued under a subordinated indenture to be entered into between deCODE and the trustee named in the subordinated indenture. As used herein, the term "indentures" refers to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939 (the "Trust Indenture Act"). As used herein, the term "trustee" refers to either the senior trustee or the subordinated trustee, as applicable.

        The following summaries of certain material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indentures applicable to a particular series of debt securities, including the definitions therein of certain terms. Except as otherwise indicated, the terms of the senior indenture and the subordinated indenture are identical.

General

        Each prospectus supplement will describe the following terms relating to each series of notes that we may issue:

  •
  the title;

  •
  whether the notes are senior debt securities or subordinated debt securities and the terms of subordination;

  •
  any limit on the amount that may be issued;

  •
  whether or not such series of notes will be issued in global form, the terms and who the depositary will be;

  •
  the maturity date(s);

  •
  the annual interest rate(s) (which may be fixed or variable) or the method for determining the rate(s) and the date(s) interest will begin to accrue, the date(s) interest will be payable and the regular record date(s) for interest payment date(s) or the method for determining such date(s);

  •
  the place(s) where payments shall be payable;

  •
  deCODE's right, if any, to defer payment of interest and the maximum length of any such deferral period;

  •
  the date, if any, after which, and the price(s) at which, such series of notes may, pursuant to any optional redemption provisions, be redeemed at deCODE's option, and other related terms and provisions; the date(s), if any, on which, and the price(s) at which deCODE is obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder's option to purchase, such series of notes and other related terms and provisions;

  •
  the denominations in which such series of notes will be issued, if other than denominations of $1,000 and any integral multiple thereof; any addition to, or modification or deletion of, any event of default or any covenant of deCODE specified in the applicable indenture with respect to such series of notes;

  •
  terms and conditions, if any, pursuant to which such series of notes are secured; and

  •
  any other terms.

        The debt securities may be issued as original issue discount securities. An original issue discount security is a debt security, including any zero-coupon debt security, which:

  •
  is issued at a price lower than the amount payable upon its stated maturity; and

  •
  provides that upon redemption or acceleration of the maturity, an amount less than the amount payable upon the stated maturity, shall become due and payable.

        U.S. federal income tax considerations applicable to debt securities sold at an original issue discount security will be described in the applicable prospectus supplement. In addition, U.S. federal income tax or other considerations applicable to any debt securities which are denominated in a currency or currency unit other than U.S. dollars may be described in the applicable prospectus supplement.

        Under the indentures, we will have the ability, in addition to the ability to issue debt securities, with terms different from those of debt securities previously issued, without the consent of the holders, to reopen a previous issue of a series of debt securities and issue additional debt securities of that series, unless such reopening was restricted when the series was created, in an aggregate principal amount determined by us. All such debt securities including those issued pursuant to such reopening shall vote together as a single class.

Conversion or Exchange Rights

        The terms on which a series of notes may be convertible into or exchangeable for common stock or other securities of deCODE will be set forth in the prospectus supplement relating thereto. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of deCODE, and may include provisions pursuant to which the number of shares of common stock or other securities of deCODE to be received by the holders of such series of notes would be subject to adjustment.

Consolidation, Merger or Sale

        Unless otherwise noted in a prospectus supplement, the indentures will not contain any covenant which restricts the ability of deCODE to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of its assets. However, any successor or acquirer of such assets must assume all of the obligations of deCODE under the indentures or the notes, as appropriate.

Events of Default Under the Indenture

        The following will be events of default under the indentures with respect to any series of notes issued:

  •
  failure to pay interest when due if such failure continues for thirty (30) days and the time for payment has not been extended or deferred;

  •
  failure to pay the principal (or premium, if any) when due;

  •
  failure to observe or perform any other covenant contained in the applicable series of notes or the indentures (other than a covenant specifically relating to another series of notes), if such failure continues for ninety (90) days after deCODE receives notice from the trustee or holders of at least twenty-five percent (25%) in aggregate principal amount of the outstanding notes of that series;

  •
  if the series of notes is convertible into shares of common stock or other securities of deCODE, failure by deCODE to deliver common stock or the other securities when the holder or holders of such securities elect to convert the debt securities into shares of common stock or other securities of deCODE; and

  •
  certain events of bankruptcy, insolvency or reorganization of deCODE.

        The supplemental indenture or the form of note for a particular series of notes may include additional events of default or changes to the events of default described above. For any additional or different events of default applicable to a particular series of notes, see the prospectus supplement relating to such series.

        If an event of default with respect to notes of any series occurs and is continuing, the debenture trustee or the holders of at least twenty-five percent (25%) in aggregate principal amount of the outstanding notes of that series, by notice in writing to deCODE (and to the debenture trustee if notice is given by such holders), may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.

        The holders of a majority in principal amount of the outstanding notes of an affected series may waive any default or event of default with respect to such series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest (unless such default or event of default has been cured in accordance with the indenture).

        Any such waiver shall cure such default or event of default. Subject to the terms of the indentures (as supplemented), if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of notes, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the notes of that series, provided that:

  •
  it is not in conflict with any law or the applicable indenture;

  •
  the trustee may take any other action deemed proper by it which is not inconsistent with such direction; and

  •
  subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

        A holder of the notes of any series will only have the right to institute a proceeding under the indenture or to appoint a receiver or another trustee, or to seek other remedies if:

  •
  the holder has given written notice to the trustee of a continuing event of default with respect to that series;

  •
  the holders of at least twenty-five percent (25%) in aggregate principal amount of the outstanding notes of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute such proceedings as trustee; and

  •
  the trustee does not institute such proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding notes of that series other conflicting directions within sixty (60) days after such notice, request and offer.

        These limitations do not apply to a suit instituted by a holder of notes if deCODE defaults in the payment of the principal, premium, if any, or interest on, the notes.

        deCODE will periodically file statements with the trustee regarding its compliance with certain of the covenants in the indentures.

Modification of Indenture; Waiver

        deCODE and the trustee may change an indenture without the consent of any holders with respect to certain matters, including:

  •
  to cure any ambiguity, defect or inconsistency in such indenture;

  •
  to change anything that does not materially adversely affect the interests of any holder of notes of any series;

  •
  to provide for the assumption by a successor person or the acquirer of all or substantially all of the assets of deCODE of the obligations of deCODE under such indenture;

  •
  to add to the covenants of deCODE for the benefit of holders of notes of any series or to surrender any right or power conferred upon deCODE; and

  •
  to comply with any requirement of the SEC in connection with the qualification of an indenture under the Trust Indenture Act.

        In addition, under the indentures, the rights of holders of a series of notes may be changed by deCODE and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding notes of each series that is affected. However, the following changes may only be made with the consent of each holder of any outstanding notes affected:

  •
  changing the fixed maturity of such series of notes; or

  •
  reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any such notes.

        In addition, any reduction in the percentage of principal amount of notes, the holders of which are required to consent to any amendment, modification or waiver under the applicable indenture will require the affirmative consent of at least the percentage of notes which would originally have been required to make such consent, modification or waiver effective.

Form, Exchange and Transfer

        The notes of each series will be issuable only in fully registered form without coupons and, unless otherwise specified in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures will provide that notes of a series may be issuable in temporary or permanent global form and may be issued as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by deCODE and identified in a prospectus supplement with respect to such series.

        At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, notes of any series will be exchangeable for other notes of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

        Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, notes may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by deCODE or the security registrar) at the office of the security registrar or at the office of any transfer agent designated by deCODE for such purpose. Unless otherwise provided in the notes to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange, but deCODE may require payment of any taxes or other governmental charges. The security registrar and any transfer agent (in addition to the security registrar) initially designated by deCODE for any notes will be named in the applicable prospectus supplement. deCODE may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that deCODE will be required to maintain a transfer agent in each place of payment for the notes of each series.

        If the notes of any series are to be redeemed, deCODE will not be required to:

  •
  issue, register the transfer of, or exchange any notes of that series during a period beginning at the opening of business fifteen (15) days before the day of mailing of a notice of redemption of any such notes that may be selected for redemption and ending at the close of business on the day of such mailing; or

  •
  register the transfer of or exchange any notes so selected for redemption, in whole or in part, except the unredeemed portion of any such notes being redeemed in part.

Information Concerning the Trustee

        The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only such duties as are specifically set forth in the indentures and, upon an event of default under an indenture, must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of notes unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. The trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.

Payment and Paying Agents

        Unless otherwise indicated in the applicable prospectus supplement, payment of the interest on any notes on any interest payment date will be made to the person in whose name such notes, or one or more predecessor securities, are registered at the close of business on the regular record date for such interest.

        Principal of and any premium and interest on the notes of a particular series will be payable at the office of the paying agents designated by deCODE, except that unless otherwise indicated in the applicable prospectus supplement, interest payments may be made by check mailed to the holder. Unless otherwise indicated in such prospectus supplement, the corporate trust office of the trustee in New York, New York will be designated as deCODE's sole paying agent for payments with respect to notes of each series. Any other paying agents initially designated by deCODE for the notes of a particular series will be named in the applicable prospectus supplement. deCODE will be required to maintain a paying agent in each place of payment for the notes of a particular series.

        All moneys paid by deCODE to a paying agent or the trustee for the payment of the principal of or any premium or interest on any notes which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to deCODE, and the holder of the security thereafter may look only to deCODE for payment thereof.

Governing Law

        The indentures and the notes will be governed by and construed in accordance with the laws of the State of New York.

Subordination of Subordinated Notes

        The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of deCODE's other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes which deCODE may issue, nor does it limit deCODE from issuing any other secured or unsecured debt.

Warrants

        We may issue warrants, including warrants to purchase common stock, preferred stock, debt securities, or any combination of the foregoing. Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants may be issued under warrant agreements to be entered into between us and a warrant agent as detailed in the prospectus supplement relating to warrants being offered.

        We will describe the applicable prospectus supplement particular terms, including, where applicable, the following:

  •
  the title of the warrants;

  •
  the aggregate number of the warrants;

  •
  the price or prices at which the warrants will be issued;

  •
  the designation, amount, and terms of the offered securities purchasable upon exercise of the warrants;

  •
  the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of the warrants issued with each security;

  •
  if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

  •
  the price or prices at which the offered securities purchasable upon exercise of the warrants may be purchased;

  •
  the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

  •
  the minimum or maximum amount of the warrants which may be exercised at any one time;

  •
  information with respect to book-entry procedures, if any;

  •
  a discussion of any federal income tax considerations; and

  •
  any other material terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Units

        We may issue units comprised of one or more shares of common stock, shares of preferred stock, debt securities and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and the unit agent as detailed in the prospectus supplement relating to the units being offered.

        We will describe in the applicable prospectus supplement the particular terms of the units, including:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately; and

  •
  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

LEGAL OWNERSHIP OF SECURITIES

        We may issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as "indirect holders" of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

        We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

        Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its nominee. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

        As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

        We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in "street name." Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

        For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

        Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

        For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

        If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

  •
  how it handles securities payments and notices;

  •
  whether it imposes fees or charges;

  •
  how it would handle a request for the holders' consent, if ever required;

  •
  whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

  •
  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

  •
  if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

Global Securities

        A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

        Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

        A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under "Special Situations When a Global Security Will Be Terminated."

As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

        If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

        As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

        If securities are issued only in the form of a global security, an investor should be aware of the following:

  •
  An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

  •
  An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

  •
  An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

  •
  An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

  •
  The depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

  •
  The depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

  •
  Financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

        In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

        The global security will terminate when the following special situations occur:

  •
  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

  •
  if we notify any applicable trustee that we wish to terminate that global security; or

  •
  if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

        The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

RATIO OF EARNINGS TO FIXED CHARGES
AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        Since our earnings were insufficient to cover fixed charges or combined fixed charges and preferred stock dividends for the nine-month period ended September 30, 2005 and in each of the years in the five-year period ended December 31, 2004, we are unable to provide ratios of earnings to fixed charges or earnings to combined fixed charges and preferred stock dividends for each respective period. The following table sets forth the dollar amount (in thousands) of the additional earnings that we would have had to generate in each period to achieve a 1:1 coverage ratio:

	Nine Months Ended September 30 2005	Year Ended December 31,
		2004	2003	2002	2001	2000
Ratio of Earnings to Fixed Charges (Coverage Deficiency)(1)	$(41,638)	$(57,255)	$(35,123)	$(131,761)	$(51,985)	$(30,624)
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends (Coverage Deficiency)(2)	$(41,638)	$(57,255)	$(35,123)	$(131,761)	$(51,985)	$(38,165)

(1)
For the purpose of these calculations, "earnings" consist of our loss from continuing operations before income taxes, cumulative effect of accounting changes, equity in net loss of affiliate and fixed charges. "Fixed charges" consist of interest expense on all indebtedness (including amortization of deferred financing costs) and the portion of operating lease rental expense deemed by us to be representative of the interest factor of rental payments under leases.

(2)
For the purpose of these calculations, "earnings" consist of our loss from continuing operations before income taxes, cumulative effect of accounting changes, equity in net loss of affiliate and fixed charges. "Fixed charges" consist of interest expense on all indebtedness (including amortization of deferred financing costs) and the portion of operating lease rental expense deemed by us to be representative of the interest factor of rental payments under leases. "Combined fixed charges and preferred stock dividends" consist of fixed charges together with accreted dividends and amortization of discount on preferred stock.

USE OF PROCEEDS

        Each time we issue our securities, we will provide a prospectus supplement that will contain information about how we intend to use the net proceeds from each offering.

        Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities for working capital and general corporate purposes.

PLAN OF DISTRIBUTION

        We may offer the offered securities in one or more of the following ways from time to time:

  •
  to or through underwriters, brokers or dealers;

  •
  by ourselves directly;

  •
  through agents; or

  •
  through a combination of any of these methods of sale.

        We may sell securities under this prospectus from time to time in one or more transactions:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at prices determined on a negotiated or competitive bid basis.

        The prospectus supplement relating to an offering of offered securities will set forth the terms of such offering, including:

  •
  the name or names of any underwriters, dealers or agents;

  •
  the purchase price of the offered securities and the proceeds we will receive from such sale;

  •
  any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation;

  •
  the initial public offering price;

  •
  any discounts or concessions to be allowed or reallowed or paid to dealers; and

  •
  any securities exchanges on which such offered securities may be listed.

        Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        If underwriters are used in an offering of the offered securities, such offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in the prospectus supplement, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

        In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

  •
  A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

  •
  A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

  •
  A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

        These transactions may be effected on the Nasdaq National Market or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

        If dealers are utilized in the sale of offered securities, we will sell such offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

        We may sell offered securities directly to one or more institutional purchasers, or through agents we designate from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

        If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

        In addition, shares of common stock may be issued upon conversion of or in exchange for debt securities, preferred stock or depositary shares and upon exercise of warrants.

        Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification by us relating to material misstatements and omissions. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

        The offered securities may be a new issue of securities and may have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on the Nasdaq Stock Market or a national securities exchange. No assurance can be given that there will be a market for the offered securities.

LEGAL MATTERS

        Stevens & Lee, P.C., Princeton, New Jersey will pass upon the validity of the securities being offered under this prospectus.

EXPERTS

        The financial statements as of and for the year ended December 31, 2004 and management's report on the effectiveness of internal control over financial reporting as of December 31, 2004 incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2004 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The financial statements as of December 31, 2003 and for each of the two years in the period ended December 31, 2003 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus is a part of a registration statement on Form S-3, which we filed with the Securities and Exchange Commission ("SEC") under the Securities Act. It omits some of the information set forth in the registration statement. You can find additional information about us in the registration statement. Copies of the registration statement are on file at the offices of the SEC. You may obtain them by paying the prescribed fee or you may examine them without charge at the SEC's public reference facilities described below.

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as required by the Exchange Act, we file reports, proxy statements and other information with the SEC. You may inspect these reports, proxy statements and other information without charge and copy them at the Public Reference Room maintained by the SEC at 100 F Street, NE, Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The information we file with the SEC is also available through the SEC's web site (http://www.sec.gov) and our web site (http://www.decode.com).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents, which we have filed with the SEC, are incorporated herein by reference:

        (a)   Our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed on March 16, 2005.

        (b)   Our Current Reports on Form 8-K, filed January 21, 2005, April 4, 2005, May 23, 2005, July 5, 2005, July 21, 2005 August 1, 2005 and November 15, 2005.

        (c)   Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005 filed on May 10, 2005, August 5, 2005 and November 9, 2005.

        (d)   Our definitive proxy statement on Form 14A dated April 11, 2005 for our Annual Meeting of Stockholders held on May 10, 2005, filed on April 11, 2005.

        (e)   The description of our capital stock incorporated by reference into our Form 8-A filed on June 26, 2000 pursuant to Section 12(g) of the Exchange Act; and

        (f)    The description of our capital stock contained in the prospectus filed on July 18, 2000 pursuant to Rule 424(b) of the Securities Act.

        All documents which we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to termination of the offering shall be deemed to be incorporated by reference herein and to be a part of this prospectus from the date of the filing of such documents. Any statement contained in this prospectus or in a document incorporated by reference or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that the statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Nothing in this prospectus shall be deemed to incorporate information furnished by us but not filed with the SEC pursuant to a Current Report on Form 8-K.

        This prospectus incorporates documents by reference which are not presented herein or delivered herewith. We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated into this prospectus and deemed to be a part of this prospectus, other than exhibits to the documents unless such exhibits are specifically incorporated by reference in the documents. These documents are available upon request from Edward Farmer at deCODE, Sturlugata 8, IS-101 Reykjavik, Iceland, telephone number is +011-354-570-1900. Our website is located at www.decode.com. Information on our website is not incorporated by reference into this prospectus.

6,000,000 Shares

Common Stock

PROSPECTUS
SUPPLEMENT

July 14, 2006

LEHMAN BROTHERS

Lead Placement Agent

THOMAS WEISEL PARTNERS LLC

QuickLinks

PROSPECTUS SUMMARY
deCODE genetics, Inc.
The Offering
RISK FACTORS
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
CAPITALIZATION
PRICE RANGE OF COMMON STOCK
DIVIDEND POLICY
DILUTION
BUSINESS
MANAGEMENT
DESCRIPTION OF CAPITAL STOCK
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

ABOUT THIS PROSPECTUS
deCODE genetics, Inc.
RISK FACTORS
FORWARD-LOOKING STATEMENTS
THE SECURITIES WE MAY OFFER
LEGAL OWNERSHIP OF SECURITIES
RATIO OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
USE OF PROCEEDS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE